                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-2

                           GTECH HOLDINGS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                  [GTECH LOGO]

                           GTECH HOLDINGS CORPORATION

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON AUGUST 2, 2004

                            ------------------------

To Our Shareholders:

  The Annual Meeting of Shareholders (the "Meeting") of GTECH Holdings Corporation (the "Company") will be held at 4:00 p.m. on Monday, August 2, 2004, at the Company's corporate headquarters, 55 Technology Way, West Greenwich, Rhode Island, for the following purposes:

     1. To elect three directors to serve for a three-year term;

     2. To vote on a proposal to approve the Company's 2004 Employee Stock Purchase Plan;

     3. To vote on a proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock, $.01 par value, from 150,000,000 to 200,000,000;

     4. To ratify the appointment of Ernst & Young LLP, independent certified public accountants, as auditors of the Company for the fiscal year ending February 26, 2005; and

     5. To transact such other business as may properly come before the Meeting and any adjournments thereof.

     The Board of Directors has fixed the close of business on June 11, 2004, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting and any adjournments thereof.

     All shareholders are cordially invited to attend the Meeting in person. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. Returning your proxy card does not deprive you of your right to attend the Meeting and vote your shares in person.

                                      By order of the Board of Directors,

                                     MICHAEL K. PRESCOTT,
                                      Vice President, Deputy General Counsel and
                                     Assistant Secretary

June   , 2004

                           GTECH HOLDINGS CORPORATION
                               55 TECHNOLOGY WAY
                            WEST GREENWICH, RI 02817
                            ------------------------

                                PROXY STATEMENT

     This proxy statement, which is being sent to shareholders on or about June , 2004, is furnished in connection with the solicitation of proxies by the
Board of Directors of GTECH Holdings Corporation (the "Company") for use at the forthcoming Annual Meeting of Shareholders to be held on August 2, 2004 (the "Meeting"), and at any adjournments thereof.

     At the close of business on June 11, 2004, the record date for determination of shareholders entitled to notice of, and to vote at, the
Meeting, there were outstanding an aggregate of [          ] shares of the
Company's Common Stock, $.01 par value (the "Common Stock"), the Company's only class of securities entitled to vote at the Meeting.

VOTING AND REVOCABILITY OF PROXIES

     Each share of Common Stock is entitled to one vote on all matters to come before the Meeting. In the election of directors, assuming a quorum is present, the three nominees receiving the highest number of votes cast at the Meeting will be elected. The affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Meeting is required for approval of each of Proposal 2, Proposal 3 and Proposal 4, assuming that the total vote cast with respect to each respective Proposal represents a majority of the outstanding shares of Common Stock entitled to vote at the Meeting. If a proxy is marked as "withhold authority" or "abstain" on any matter, or if specific instructions are given that no vote be cast on any specific matter (a "Specified Non-Vote"), the shares represented by such proxy will not be voted on such matter. Abstentions on Proposal 2, Proposal 3 and Proposal 4 will be included within the number of shares present at the Meeting and entitled to vote for purposes of determining whether such matter has been authorized, but broker non-votes and other Specified Non-Votes will not be so included.

     Your proxy may be revoked at any time prior to its exercise by giving written notice to the Secretary of the Company at the offices of the Company set forth above, by presenting a duly executed proxy bearing a later date or by voting in person at the Meeting, but your mere attendance at the Meeting will not revoke your proxy. Your proxy, when properly executed, will be voted in accordance with the specific instructions indicated on your proxy card. Unless contrary instructions are given, your proxy will be voted FOR the election of the three nominees for director as provided in Proposal 1 below; FOR approval of the Company's 2004 Employee Stock Purchase Plan as provided in Proposal 2 below; FOR approval of the amendment to the Company's Certificate of Incorporation as provided in Proposal 3 below; FOR ratification of the selection of Ernst & Young LLP as the Company's independent public accountants for fiscal 2005 as provided in Proposal 4 below; and, to the extent permitted by applicable rules of the Securities and Exchange Commission (the "SEC"), in accordance with the judgment of the persons voting the proxies upon such other matters as may come before the Meeting and any adjournments thereof. See "Other Matters" below.

     Please allow sufficient time for your proxy to be received before the date of the Meeting.

                           1.  ELECTION OF DIRECTORS

     The Certificate of Incorporation and the By-Laws of the Company provide that the number of directors shall be such number, not less than six and not more than twelve, as the Board may designate, from time to time, by resolution, to be divided into three classes as nearly equal in number as possible. The Board of Directors by resolution currently has designated that eight directors shall constitute the whole Board. The class of directors which comes up for election at the Meeting consists of three directors each to be elected for a three-year term. The Board of Directors has nominated, and recommends the election by the shareholders of, the following three persons to serve as directors of the Company until the 2007 Annual Meeting, and until their successors are elected and have qualified, subject to earlier death, resignation, retirement or removal from office:

                             Christine M. Cournoyer
                              Robert M. Dewey, Jr.
                             Philip R. Lochner, Jr.

     Ms. Cournoyer and Messrs. Dewey and Lochner are presently serving as directors of the Company.

     Although the Board of Directors has no reason to believe that any of the nominees will be unable to serve, if such should occur, proxies will be voted (unless marked to the contrary) for such person or persons, if any, as shall be recommended by the Board of Directors. However, proxies will not be voted for the election of more than three directors.

     The following table sets forth, as of May 3, 2004, certain information with respect to each of the above nominees for election as a director at the Meeting and each director whose term of office will continue after the Meeting:

                                                                          PRESENT
                                                              DIRECTOR     TERM
NAME, AGE AND OCCUPATION(1)                                    SINCE      EXPIRES
---------------------------                                   --------    -------
NOMINEES FOR ELECTION AT THE MEETING:
Christine M. Cournoyer, 52..................................    2003(3)    2004

     Self-employed private business consultant.  Ms.
     Cournoyer served as President and Chief Operating
     Officer of Lightbridge, Inc., a global provider of
     mobile and online business solutions and services, from
     April 2002 through July 2003. From 1995 to 2002, Ms.
     Cournoyer served as a Vice President at IBM, where she
     was responsible for worldwide administration,
     fulfillment, and IT for IBM's Software Group. Prior to
     IBM, Ms. Cournoyer was Senior Vice President of IT and
     Customer Operations at Lotus Development Corporation.
     Earlier in her career, Ms. Cournoyer held roles of
     increasing responsibility at Bolt, Beranek & Newman,
     and Wang Laboratories. Ms. Cournoyer is also a director
     of the Stride Rite Corporation.
Robert M. Dewey, Jr., 72....................................    1995       2004

     Retired. Mr. Dewey served as Senior Advisor, Donaldson,
     Lufkin & Jenrette, Inc. ("DLJ"), an investment banking
     firm, from January 1998 through December 1999.
     Previously, Mr. Dewey was the Chairman of Autranet,
     Inc., a wholly-owned subsidiary of DLJ, from January
     1996 to January 1998, and Managing Director,
     Institutional Equities Division, of Donaldson, Lufkin &
     Jenrette Securities Corporation, a subsidiary of DLJ,
     from 1983 through June 1995. Mr. Dewey is the Company's
     non-executive Chairman of the Board of Directors.
Philip R. Lochner, Jr., 61..................................    2001(3)    2004

     Director. Mr. Lochner is a director of Adelphia
     Communications Corporation, Apria Healthcare Group
     Inc., CLARCOR Inc., Solutia Inc. and the Company, and is a Member of the Board of Governors of the American
     Stock Exchange. Mr. Lochner served as Senior Vice
     President and Chief Administrative Officer of Time
     Warner, Inc., the media and entertainment company, from July 1991 through June 1998. Previously, Mr. Lochner served as a Commissioner on the United States
     Securities and Exchange Commission from March 1990 to
     July 1991.

                                                                          PRESENT
                                                              DIRECTOR     TERM
NAME, AGE AND OCCUPATION(1)                                    SINCE      EXPIRES
---------------------------                                   --------    -------
DIRECTORS WHOSE TERMS CONTINUE BEYOND THE MEETING:
Burnett W. Donoho, 64.......................................    1992(2)    2006

     Consultant. Mr. Donoho is a director of Smarthome, Inc.
     Previously, he served as President and Chief Executive
     Officer of Wellbridge Company, formerly Club Sports
     International (an operator of upscale health clubs) from November 1998 through September 2000. Prior to this, Mr. Donoho was a self-employed retail consultant from January 1998 to October 1998; Vice Chairman and
     Chief Operating Officer of Montgomery Ward, Inc., a privately held department store, from February 1997 through December 1997; a self-employed retail consultant from December 1994 through February 1997;
     the Vice Chairman and Chief Operating Officer of Macy's
     East, a division of R. H. Macy & Co., Inc., a department store chain, from July 1992 until December
     1994; a member of Ernst & Young's Great Lakes
     Management Consulting Group from June 1991 to June
     1992; consultant to and superintendent of the Chicago
     Public Schools from November 1990 to May 1991; and
     President of Marshall Field and Co., a department store chain, from 1984 to June 1990.

The Rt. Hon. Sir Jeremy Hanley KCMG, 58.....................    2001(3)    2005

     Member, European Advisory Board, of Credit Lyonnais, the French financial institution, since January 2000;
     Non-Executive Director of the ITE Group plc, an exhibition and conference organizer, since February
     1998; and Fellow of the Institute of Chartered
     Accountants in England and Wales, since 1969.
     Previously, Sir Jeremy Hanley was a Member of the
     United Kingdom Parliament from April 1983 through May
     1997, during which time he held various ministerial posts in the Government of the United Kingdom, including Cabinet Minister without Portfolio, Minister of State for Foreign and Commonwealth Affairs, Minister of State for the Armed Forces and Under-Secretary of State for Northern Ireland. Sir Jeremy Hanley has also served as the Chairman of the Conservative Party in the United Kingdom, where he is qualified as a chartered accountant.

James F. McCann, 52.........................................    2003(3)    2006

     Chairman and Chief Executive Officer of
     1-800-Flowers.com, Inc., a leading company in the retail floral and gift industry, since 1976. Mr. McCann is a Member of the Board of Directors of Gateway Inc., The Boyds Collection, Ltd., Hofstra University and
     Winthrop University Hospital.

Anthony Ruys, 56............................................    1996       2005

     Chairman of the Executive Board of Heineken N.V., a
     Netherlands-based international brewery group, since
     April 2002 and a Board Member since 1993. Prior to this, Mr. Ruys served as Vice Chairman of the Executive
     Board of Heineken from 1996 through April 2002, and, from 1974 to 1993, in increasingly senior positions within the Unilever Group, a Netherlands and U.K.-based consumer goods conglomerate. In addition, Mr. Ruys has served as a Member of the Dutch Tourist Board and as a Member of the Board of the Rembrandt Foundation, each since 1995. Mr. Ruys is also a Member of the Supervisory Board of Sara Lee/DE International.

                                                                          PRESENT
                                                              DIRECTOR     TERM
NAME, AGE AND OCCUPATION(1)                                    SINCE      EXPIRES
---------------------------                                   --------    -------
W. Bruce Turner, 44(4)......................................    1999       2006

     President and Chief Executive Officer of the Company since August 2002. Previously, Mr. Turner served as
     Chairman of the Company from July 2000 until August
     2002, and as the Company's acting Chief Executive
     Officer from August 2000 through March 2001. Prior to this, Mr. Turner was an independent consultant and private investor from February 1999 to July 2000. Mr.
     Turner was a Managing Director, Equity Research, for
     Salomon Smith Barney (formerly Salomon Brothers) from
     January 1994 until February 1999; and Director, Leisure
     Equity Research for Raymond James & Associates from
     October 1989 until January 1994. Mr. Turner is also a director of Ameristar Casinos, Inc.

---------------
(1) Except as otherwise noted, the named individuals have had the occupations indicated (other than directorships) for at least five years.

(2) Mr. Donoho was a director of the Company from May 1990 to June 1991 and was again elected a director of the Company in October 1992.

(3) Ms. Cournoyer, Messrs. McCann and Lochner and Sir Jeremy Hanley were elected by the Board of Directors in July 2003, February 2003, January 2001 and April 2001, respectively, to serve as directors of the Company.

(4) See "Summary Compensation Table" and "Additional Information -- Employment Agreements and Arrangements" below.

NOMINATION OF DIRECTORS AND RELATED MATTERS

     The Company's Nominating Committee (see below) has recommended to the Board of Directors that Ms. Cournoyer and Messrs. Dewey and Lochner be approved, and they have been approved, as the Board's nominees for election as directors at the Meeting.

     The Company's By-Laws provide that no person shall be eligible for election or reelection as a director after he or she has reached the age of 72. After the end of fiscal 2004, however, the Board voted to amend the Company's By-Laws to provide that the sitting Chairman of the Board at the time of an annual meeting of stockholders shall be eligible for reelection as a director at such meeting notwithstanding that he or she has reached the age of 72. The By-Laws do not prevent any director who is serving at the time he or she reaches the age of 72 from continuing to serve for the remainder of his or her then current term.

     The Nominating Committee assists the Board by identifying individuals qualified to become Board members, consistent with criteria approved by the Board; and recommending to the Board the selection of such qualified individuals as director nominees for election at Annual Meetings of the shareholders of the Company, and otherwise as candidates to fill such vacancies in the Board that may occur from time-to-time.

     While the Board has delegated the selection and initial evaluation of potential directors to its Nominating Committee, the Board retains final approval of all nominations. It is the Board's desire and intention to select people who are independent and diverse in a very broad sense -- people with a variety of backgrounds, experiences, cultures and skills who will bring individual talents or contribute to the needs of the Board and the Company. It is also the Board's objective to select for nomination candidates who are able to work in a collaborative and collegial fashion with other directors and senior management, in a manner consistent with the current operating practices of the Board.

     In the event of a vacancy on the Board of Directors, the Nominating Committee typically engages a third-party search firm to identify potential candidates for director. Ms. Cournoyer was appointed to fill a vacancy on the Board in July 2003 having been recommended by a third-party search firm as well as by the non-management directors. The Nominating Committee will consider candidates recommended by other parties, including shareholders, and will evaluate those proposed candidates in a manner consistent with the evaluation of all potential nominees based on the considerations set forth above. Third parties wishing to recommend candidates for consideration by the Nominating Committee may do so in writing by providing the recommended candidate's name, biographical data, qualifications and a statement describing the basis for the recommendation, together with the recommended candidate's consent to serve if nominated, to the Chairman of the Nominating Committee at the Company.

     The Company's By-Laws (Article II, Section 10) also permit shareholders entitled to vote in the election of directors to nominate candidates for election as directors, but, generally only if written notice of a shareholder's intention to do so has been received by the Company: (i) with respect to an election to be held at an Annual Meeting of shareholders, not less than 90 nor more than 120 days prior to the first anniversary date of the preceding year's Annual Meeting, except that if the date of the Annual Meeting at which the election is to be held is more than 30 days earlier or more than 70 days later than such anniversary date, such notice may be received by the Company not earlier than 120 days prior to such Annual Meeting and not later than the later of 90 days prior to such Annual Meeting or 10 days after the date the Company first publicly announces the date of the Annual Meeting; and (ii) with respect to an election to be held at a special meeting of shareholders, not earlier than 120 days prior to such special meeting and not later than 90 days prior to such special meeting or 10 days after the Company first publicly announces the date of the Annual Meeting, if later. The By-Laws set forth specific requirements for a shareholder's notice of intention to nominate directors, including, without limitation, specified information concerning the nominating shareholder and the person(s) proposed to be nominated, and reference is made to the By-Laws for such requirements.

INFORMATION CONCERNING MEETINGS AND CERTAIN COMMITTEES

     The Board of Directors held ten formal meetings during fiscal 2004 (which ended February 28, 2004), and also conferred informally and took formal action by unanimous written consent on occasion. The Board has the following standing committees: an Audit Committee, a Human Resources and Compensation Committee (formerly, the Compensation Committee), a Nominating Committee, and a Corporate Governance and Compliance Committee.

     Audit Committee. The Audit Committee's members at the commencement of fiscal 2004 were Messrs. Dewey and Donoho and Sir Jeremy Hanley. Ms. Cournoyer was appointed to the Audit Committee in August 2003. The primary role of the Audit Committee is to assist the Board in fulfilling the Board's responsibility to oversee management's conduct of the Company's financial reporting process. The responsibilities and processes of the Audit Committee are more fully described in the Audit Committee Charter under which the Committee operates. The Audit Committee Charter, which was adopted by the Board, is attached as Appendix A to this proxy statement. During fiscal 2004 the Audit Committee held six formal meetings. See "Additional Information -- Report of the Audit Committee" below.

     Human Resources and Compensation Committee. The Human Resources and Compensation Committee's members currently are Messrs. Donoho, Lochner, and McCann. The Human Resources and Compensation Committee's members at the commencement of fiscal 2004 were Messrs. Donoho, Lochner and Ruys and Lt. Gen. (Ret.) Emmett Paige, Jr. Gen. Paige retired from our board effective as of our Annual Meeting in August 2003, and Mr. McCann replaced Mr. Ruys on the Committee at the same time. The Human Resources and Compensation Committee assists the Board in overseeing the compensation of the Chief Executive Officer and the compensation practices of the Company, and such other matters as may be appropriately delegated by the Board from time-to-time. The Human Resources and Compensation Committee has, among its specific responsibilities, responsibility for reviewing and recommending to the Board appropriate base salary, and incentive opportunity and benefits levels for the Chief Executive Officer; reviewing and recommending (in light of the Chief Executive Officer's recommendations) base salary, and incentive opportunity and benefits levels for the Company's other executive officers; directing the administration of (and, when appropriate, recommending changes to) the Company's incentive compensation plans; and consulting with management, at its request, respecting compensation matters. During fiscal 2004, the Human Resources and Compensation Committee held eight formal meetings, and also conferred informally and took formal action by unanimous consent on occasion. See "Additional
Information -- Executive Compensation Report of the Human Resources and Compensation Committee" below.

     Nominating Committee. The Nominating Committee's members at the commencement of fiscal 2004 were Messrs. Dewey and Lochner and Gen. Paige. Following Gen. Paige's retirement, Messrs. Donoho and McCann were appointed to the Committee in August 2003. The Nominating Committee makes recommendations to the Board concerning qualified candidates for election as directors. See "Nomination of Directors and Related Matters" above. The Nominating Committee held four formal meetings during fiscal 2004 and conferred informally on a number of occasions.

     Corporate Governance and Compliance Committee. The Corporate Governance and Compliance Committee's members at the commencement of fiscal 2004 were Messrs. Lochner, Dewey, Donoho, McCann, and Ruys and Sir Jeremy Hanley and Gen. Paige. In August 2003, the Committee was reconstituted as a smaller committee consisting of Mr. Lochner, Sir Jeremy Hanley and Ms. Cournoyer. The primary function of the Committee, which held five formal meetings during fiscal 2004, is to oversee matters of corporate governance and ethical compliance.

     Committee Charters. The charter of each of these committees is available through the corporate governance link on the Investor Relations section of our web site at www.gtech.com, or by sending your request in writing to the Investor Relations Department, GTECH Holdings Corporation, 55 Technology Way, West Greenwich, Rhode Island 02817.

     Independence. Under the Company's corporate governance guidelines and the applicable standards of the New York Stock Exchange, the Company's Board of Directors has determined that each of its directors, with the exception of Mr. Turner, is independent.

     Attendance at Meetings. During fiscal 2004, all directors attended in person or by conference telephone at least 75% of all formal meetings of the Board of Directors and committees of the Board on which they served, except that Mr. Ruys attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and committees of the Board on which he served.

     Directors are expected to attend the Annual Meeting of Shareholders. However, the Board recognizes that circumstances may occasionally preclude attendance by all directors. Each of the Company's directors attended the Company's 2003 Annual Meeting.

     Communications with Directors. Security holders wishing to communicate with the non-management Directors of the Company should send their correspondence to: Chairman of the Board, GTECH Holding Corporation, 55 Technology Way, West Greenwich, Rhode Island 02817. Security holders can also communicate to the Board by telephone at (401) 392-2200 or by sending an e-mail to boardofdirectors@gtech.com.

COMPENSATION OF DIRECTORS

     Prior to fiscal 2004, the Company's non-employee directors were entitled to annual directors' fees at the rate of $30,000 per year, plus additional fees in the amount of $1,000 per day (other than a day for which there was a meeting of the Board) for attending committee or other meetings or functions relating to Company business and for any day. Directors were also compensated $1,000 for any day during which such director was required to spend more than five hours in connection with certain administrative matters, and were reimbursed for expenses.

     Beginning in fiscal 2004, the Board revised the compensation arrangements respecting its non-employee directors. In lieu of the compensation arrangements described above, each non-employee director currently receives an annual retainer of $50,000 (or, in the case of a director who serves less than all of a fiscal year, such as Gen. Paige and Ms. Cournoyer in fiscal 2004, a pro rata portion of such amount for such year), an additional annual fee of $10,000 for each Board committee chaired by such director, and annual grants of 3,000 restricted shares and non-qualified options to acquire 10,000 shares of the Company's Common Stock.

In addition, new and existing directors shall receive one-time additional grants of 2,000 restricted shares and non-qualified options to acquire 5,000 shares of the Company's Common Stock.

     In accordance with the new arrangements, on August 4, 2003, each of the seven non-employee directors then in office was granted, under the Company's 2002 Omnibus Stock Option and Long-Term Incentive Plan (the "2002 Plan"), non-qualified options to acquire shares of the Company's Common Stock at a per share exercise price of $37.87. Such options become exercisable in four (4) equal installments on the anniversaries of the date of grant and remain exercisable for a ten-year term. In those grants, each non-employee director except for Ms. Cournoyer received options to acquire 10,000 shares. Ms. Cournoyer, as a then new director, received a one-time additional grant of options to acquire 5,000 shares, for a total grant of options to acquire 15,000 shares.

     In addition, on August 4, 2003, each of the seven non-employee directors then in office was granted restricted shares of the Company's Common Stock under the 2002 Plan. Such restricted shares vest and become non-forfeitable in four
(4) equal installments on the anniversaries of the date of grant. In those grants, each non-employee director except for Ms. Cournoyer received 3,000 restricted shares. Ms. Cournoyer, as a then new director, received a one-time additional grant of 2,000 restricted shares, for a total of 5,000 restricted shares.

             2.  APPROVAL OF THE 2004 EMPLOYEE STOCK PURCHASE PLAN

     BACKGROUND. At the meeting, the shareholders will be asked to approve the 2004 Employee Stock Purchase Plan (the "2004 Plan" or simply the "Plan"), which was unanimously adopted by the Company's Board of Directors in May 2004. This Plan replaces the Company's 1998 Employee Stock Purchase Plan, which expired on July 31, 2003 and was renewed for one year until August 31, 2004. A summary of the terms of the 2004 Plan appears below, and a copy of the Plan is attached as Appendix B to this proxy statement.

     The Board approved the 2004 Plan, which authorizes the issuance of up to 650,000 shares of Common Stock ("Shares"), because it firmly believes that it is in the Company's best interests that its employees own equity in the Company. The Board believes that ownership of Common Stock by employees serves to more closely align the interests of employees with those of shareholders in having the Company prosper and the Common Stock value increase. The Board further believes that the Plan provides a convenient method for employees to purchase equity in the Company.

     As of the date of this proxy statement, no shares of Common Stock have been issued under the 2004 Plan. All employees of subsidiaries of the Company working in the United States of America or designated by the Board will be eligible to participate in the Plan, except for: (a) employees whose customary employment is less than 20 hours per week; (b) employees whose customary employment is for not more than five months in any calendar year; or (c) employees who own 5% or more of GTECH Common Stock. The Board has authorized all qualifying employees of subsidiaries of the Company, whether or not in the United States, to participate, subject to any applicable local law restrictions. As of May 31, 2004, there were approximately 5,500 employees of GTECH Corporation and the other subsidiaries of the Company.

     All eligible employees will be entitled to participate in the 2004 Plan to the maximum extent provided for in the Plan, subject to its terms and conditions. There are no allocations of Shares to specific sub-groups of eligible employees, although the Plan provides for the pro-rata allocation of Shares remaining available for issuance under the Plan among participants in the event the number of shares elected to be purchased by participants exceeds the number of Shares available for sale under Plan.

     SUMMARY OF THE 2004 PLAN. The following description of the 2004 Plan is intended merely as a summary of the principal features of the Plan and is qualified in its entirety by reference to the provisions of the Plan itself which is attached as Appendix B to this proxy statement.

     The 2004 Plan authorizes the issuance of up to 650,000 Shares to eligible employees who elect to participate in the Plan. (See "Background" above.)

     The 2004 Plan is an "employee stock purchase plan" which is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). Eligible employees may purchase up to a maximum of $25,000 of Shares under the Plan during any calendar year by authorizing payroll deductions of up to 10% of salary over one or more offering periods, as defined below. The purchase price for each Share purchased under the Plan will be an amount equal to the lesser of (a) 85% of the closing price of a Share at the commencement of the applicable consecutive six month offering period (each, an "offering period") or (b) 85% of the closing price of a Share at the expiration of the applicable offering period, in each case as determined under the Plan. As of
June   , 2004, the closing price of a share of Common Stock on the New York
Stock Exchange on such day was $     . All shares purchased under the 2004 Plan
must be held and cannot be sold until the first anniversary of the purchase date; provided, however, that if an employee terminates employment, the shares shall no longer be subject to the one-year holding period.

     The Human Resources and Compensation Committee, or such other person(s) or entity designated the responsibility by the Board, will be the Administrator of the 2004 Plan. The Plan vests the Administrator with full authority to make, administer and interpret such rules and regulations as it deems necessary to administer the Plan, and any determination, decision or action by the Administrator in such connection is binding upon all participants and their beneficiaries.

     The 2004 Plan will become effective as of August 1, 2004 (or as soon as administratively practicable thereafter), subject to approval by the shareholders of the Plan at the Meeting.

     The 2004 Plan and all rights to participants will terminate on the earlier of: (1) August 31, 2009; (2) the date as of which the total number of Shares provided for by the Plan have been purchased; or (3) the date as of which the Board of Directors acts to terminate the Plan.

     The Board of Directors may modify, amend, or terminate the 2004 Plan at any time, provided that no employee's existing rights with respect to a then-current offering period may be adversely affected thereby and provided further that the Board may not amend the Plan without shareholder approval if such amendment would increase the number of Shares that are reserved for issuance under the Plan (except in certain limited circumstances dealing with adjustments appropriate in connection with reorganizations, recapitalizations or similar changes in the capital structure of the Company), or would cause an option to purchase Shares of Common Stock under the Plan to fail to meet the requirements of Section 423 of the Code.

     FEDERAL INCOME TAX EFFECTS OF PLAN PARTICIPATION. The Company has been advised that, under federal tax laws and regulations in effect on June 1, 2004, the Federal income tax consequences to the Company and its subsidiaries and to participants under the 2004 Plan are as described below. The following discussion is only a brief summary of such tax consequences, is not intended to be all inclusive or to constitute tax advice, and among other things, does not cover possible state, local or foreign tax consequences.

     Participants' contributions to the 2004 Plan through payroll deductions are not tax deductible but will constitute part of the cost basis of the Shares purchased under the Plan. No tax liability results from the grant of an option or purchase of Shares under the 2004 Plan. The employee participant becomes liable for federal income tax upon the disposition of the Shares. Under Section 423 of the Code, employees must hold the Shares for two years from the first day of the applicable offering period and one year from the date the Shares are purchased by the employee, in order to be eligible to obtain capital gains treatment upon disposition of the Shares, as described below.

     When the Shares are disposed of after the required holding period, and the option price is between 85% and 100% of the fair market value at the time of the grant, the participant will realize ordinary income equal to the lesser of:

     1. The excess, if any, of the fair market value of the Shares at the time of disposition over the amount the participant paid for the shares, or

     2. The amount by which the fair market value of the Shares at the time the option was granted exceeded the option price.

     In addition, the participant will generally realize capital gain or loss in an amount equal to the difference between the amount realized upon the disposition of the Shares and the participant's tax basis in the Shares (generally, the amount the participant paid for the Shares plus the amount, if any taxed as ordinary income, as described above). If the sales price is less than the option price, there is no ordinary income and the participant will have a long-term capital loss.

     If a participant disposes of the Shares before the requisite holding period (for example, after termination of employment), the participant will recognize ordinary income in the year of disposition equal to the excess, if any, of the fair market value of the Shares on the date of acquisition over the price paid for such Shares. In addition, the participant will generally recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the Shares and the Participant's tax basis in the Shares (generally, the amount the participant paid for the Shares plus the amount, if any, taxed as ordinary income). Capital gain or loss recognized on disposition of Shares will be long-term capital gain or loss if the participant's holding period for the Shares exceeds one year. The purchase date begins the holding period for determining whether the capital gain or loss is long or short term.

     If the participant disposes of the Shares purchased under the Plan after the required holding period, the Company will not be entitled to any federal tax deductions with regard to the disposition. If the participant fails to satisfy the required holding period with regard to the disposition of such shares, the Company will be entitled to a federal income tax deduction in an amount equal to the amount of ordinary income recognized by the participant as a result of such disposition.

          THE BOARD OF DIRECTORS BELIEVES THAT THE 2004 EMPLOYEE STOCK
           PURCHASE PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND
                  RECOMMENDS A VOTE FOR APPROVAL OF SUCH PLAN.

            3. APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION
                TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK
                            AUTHORIZED FOR ISSUANCE.

     The Board of Directors believes that it is in the Company's best interest to approve a proposal to amend the Company's Certificate of Incorporation to increase the number of shares of Common Stock the Company is authorized to issue from 150 million to 200 million.

     As of June   , 2004, there were           shares of Common Stock of the
Company issued and outstanding. Of the remaining authorized shares, were reserved for issuance under the Company's stock-based compensation plans or reserved for issuance on conversion of its outstanding convertible debentures which it issued in December 2001.

     In May 2002, the Company announced and paid a 2-for-1 stock split in the form of a stock dividend to its shareholders of record, which increased the shares outstanding at the time from approximately 29 million to approximately 58 million, and the shares held in treasury from approximately 17.5 million to approximately 35 million. The Company also issued approximately 718,000 shares in September 2003 in connection with its acquisition of Interlott Technologies, Inc. Approval of the proposed amendment to the Certificate of Incorporation would permit the Board the needed flexibility to use its shares as currency in acquisitions and at the same time to decide whether and when to declare a further stock dividend, while maintaining the ability to fund its equity-based compensation programs. The Company has no current plans to use its shares as currency in any specific acquisition. Moreover, the Company cannot guarantee that its share price will continue to rise or that its Board would declare another stock split at any time or at all. Approval of the amendment would permit these steps to be taken without the delays and expense associated with obtaining stockholder approval at the time.

     The Company does not currently have any plans, agreements or understandings for stock issuances which in the aggregate would involve the use of a number of shares of Common Stock in excess of the amount currently authorized but unissued. Although the Company has not proposed increasing its authorized capital with the intention of using additional shares for anti-takeover purposes, the Company could theoretically use the additional shares to discourage a tender offer or an attempt to acquire control of the Company or to make such an attempt more difficult.

     Under its current Certificate of Incorporation, the Company currently has 20 million shares of preferred stock authorized for issuance, none of which is currently outstanding. The Company is not proposing any change to the authorized preferred stock or any other provision of its Certificate of Incorporation.

     The proposed amendment to the Certificate of Incorporation is attached to this proxy statement as Appendix C. The Board of Directors has unanimously adopted resolutions setting forth the proposed amendment to the Certificate, declaring its advisability and directing that the proposed amendment be submitted to the holders of the Company's Common Stock for approval at the Annual Meeting. If adopted by the shareholders, the amendment will become effective upon the filing of the certificate of amendment with the Secretary of State of the State of Delaware.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT THE COMPANY IS AUTHORIZED TO ISSUE FROM 150 MILLION TO 200 MILLION.

                4.  RATIFICATION OF THE APPOINTMENT OF AUDITORS

     At the Meeting, Shareholders will be asked to ratify the selection of Ernst & Young LLP, independent certified public accountants, as auditors of the Company for its current fiscal year (which ends on February 26, 2005).

     Ernst & Young LLP have audited the financial statements of the Company for the period ended February 28, 2004 and the Board of Directors has selected Ernst & Young LLP as auditors of the Company for its fiscal year ending February 26, 2005, subject to ratification of this selection by the Shareholders. Services provided by Ernst & Young LLP have included work related to the audit of the financial statements and other related services.

     A representative of Ernst & Young LLP is expected to attend the Meeting and will be available to respond to appropriate questions. The representative will also have the opportunity to make a statement if he or she desires to do so.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP, INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS AS AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING FEBRUARY 26, 2005.

                               5.  OTHER MATTERS

     The Board of Directors knows of no matters to be presented for action at the Meeting other than those set forth in the attached Notice and customary procedural matters. However, if any other matters should properly come before the meeting or any adjournments thereof, the proxies solicited hereby will be voted on such matters, to the extent permitted by applicable rules of the SEC, in accordance with the judgment of the persons voting such proxies. In the latter regard, the Company intends to avail itself, with respect to the Meeting, of the provisions of Rule 14a-4(c)(i) under the Securities Exchange Act of 1934, as amended, which grant the persons voting the proxies discretionary authority to vote on any shareholder proposals presented at an Annual Meeting if the Company has not received notice at least 45 days before the anniversary of the date on which the Company first mailed its proxy materials for the previous year's Annual Meeting or, when the date of the meeting has changed more than 30 days from the prior year, if the Company has not received such notice a reasonable time before it mails its proxy materials for the current year. The Company has received no notice of any shareholder proposal. The Company's By-Laws provide for advance notice requirements respecting shareholder proposals to be presented at shareholders' meetings which are identical to the notice requirements with respect to shareholder nominations of candidates for election as directors. See "Nomination of Directors and Related Matters" above.

                             ADDITIONAL INFORMATION

BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth, as of May 3, 2004, certain information concerning the beneficial ownership of Common Stock by: (i) each person who was known by the Company to be the beneficial owner of more than 5% of such shares;
(ii) each director and nominee for director of the Company; (iii) each of the executive officers of the Company named in the Summary Compensation Table appearing later in this proxy statement; and (iv) all present directors and executive officers of the Company, as a group. Unless otherwise specified, such information is based upon information filed by such persons with the SEC provided to the Company by such persons or by other sources believed to be reliable.

                                                                 SHARES
                                                              BENEFICIALLY    PERCENT OF
NAME OF BENEFICIAL OWNER                                        OWNED(1)       CLASS(1)
------------------------                                      ------------    ----------
Morgan Stanley..............................................   3,639,081(2)       6.1%
1585 Broadway
New York, NY 10036
W. Bruce Turner, director and executive officer.............   1,396,291          2.3%
Christine M. Cournoyer, director............................       5,580            *
Robert M. Dewey, Jr., director..............................     120,568            *
Burnett W. Donoho, director.................................      68,486            *
The Rt. Hon. Sir Jeremy Hanley KCMG, director...............      36,306            *
Philip R. Lochner, Jr., director............................      37,214            *
James M. McCann, director...................................      11,846            *
Anthony Ruys, director......................................      28,293            *
David J. Calabro, executive officer.........................     243,941            *
Timothy B. Nyman, executive officer.........................      63,420            *
Jaymin B. Patel, executive officer..........................     212,907            *
Donald R. Sweitzer, executive officer.......................      75,357            *
All present directors and executive officers, as a group (14
  persons)..................................................   2,471,021          4.2%

---------------
 *  less than 1%

(1) The shareholdings in this table include the following numbers of shares which the person has the right, upon exercise of options or otherwise, to acquire within 60 days following May 3, 2004: Mr. Turner (1,203,750), Ms. Cournoyer (0), Mr. Dewey (91,250), Mr. Donoho (41,250), Sir Jeremy Hanley (31,250), Mr. Lochner (31,250), Mr. McCann, (3,750), Mr. Ruys (11,250), Mr.
    Calabro (120,000), Mr. Nyman (34,000), Mr. Patel (97,500), and Mr. Sweitzer (40,500). In addition, the shareholdings reflected in the table include unvested restricted stock in the following amounts, over which the holder has sole voting but not sole dispositive power: Mr. Turner (115,405), Ms. Cournoyer (5,048), Mr. Dewey (4,551), Mr. Donoho (4,551), Sir Jeremy Hanley (4,551), Mr. Lochner (4,551), Mr. McCann (6,832), Mr. Ruys (4,551), Mr.
    Calabro (90,566), Mr. Nyman (19,129), Mr. Patel (76,721) and Mr. Sweitzer (19,376).

(2) Morgan Stanley is an institutional investment manager.

EXECUTIVE COMPENSATION REPORT OF THE HUMAN RESOURCES AND COMPENSATION COMMITTEE

     Policies regarding executive compensation are set by the Human Resources and Compensation Committee (the "Committee") of the Board of Directors, and in some cases by the full Board, subject to the terms of applicable employment contracts, as discussed below, and possible consultation with and ratification by the Board in certain circumstances. The Committee had four members at the commencement of fiscal 2004, Lt. General (Ret.) Emmett Paige, Burnett W. Donoho, Anthony Ruys and Philip R. Lochner, Jr. Gen. Paige retired from the Board of Directors effective as of the 2003 Annual Meeting in August 2003, and James F. McCann replaced Mr. Ruys on the Committee at the same time. All members of the Committee are outside independent directors.

Compensation Philosophy.

     The Committee believes that the Company must pay competitively to attract and retain qualified executives. To motivate executive personnel to perform at their full potential, the Committee believes that a significant portion of compensation should be incentive-based. This typically results in salary levels for Company executives around the median of competitive ranges, and bonuses, if performance is achieved, well above the median. While acknowledging the need to recognize individual performance in setting compensation, the Committee believes that it is of primary importance to reward executives based on corporate and business unit performance. This serves the dual purpose of encouraging teamwork among executives and also of supporting the Company's objective of increasing shareholder value.

     The Committee furthers believes that the Company's objective of increasing shareholder value is fostered by a compensation policy that requires the Company's Chief Executive Office and Senior Staff executives to own shares ("Shares") of stock in the Company, so as to more completely align the executives' own interests with the interests, generally, of the Company's stockholders. In furtherance of this policy, the Committee has adopted, with effect for fiscal 2004 and subsequent years, the Senior Staff Officer Stock Ownership Plan, which plan requires the Chief Executive Officer and members of the Company's senior staff to own Common Stock with a market value equal to or greater than specified percentages of their respective base salaries. See "Employment Agreement and Arrangements -- Company Plans" for a more detailed description of this plan.

     Finally, the Committee believes that it is important that it retain the flexibility to evaluate not only corporate, business unit and individual performance, but also all other circumstances and challenges facing the Company. Consequently, while rewarding the achievement of performance objectives is the primary focus of the Committee's compensation philosophy, the Committee may also use subjective criteria in setting and adjusting the base salary and (as described below) the annual bonus for executive officers.

Executive Officer Employment Agreements.

     One individual named in the Summary Compensation Table below was party to an employment agreement with the Company that was in force during fiscal 2004. Mr. Turner, the Company's President and Chief Executive Officer, entered into an employment agreement with the Company in August 2002 (the "August 2002 agreement"). Mr. Turner, a director of the Company and the Company's non-executive Chairman at the time he entered into the August 2002 agreement, had served for the period between July 2000 and March 2001 as the Company's Chairman and acting Chief Executive Officer under an employment agreement entered into with the Company in August 2000 (the "August 2000 Agreement"), which agreement was superceded in its entirety by the August 2002 Agreement.

     The other executive officers named in the Summary Compensation Table below are not parties to employment agreements, and their compensation currently is determined based upon a review and recommendation by the President and Chief Executive Officer, subject to the approval of the Committee, and consideration of the principles set forth above and elsewhere in this report.

Principal Elements of Compensation.

     Compensation earned in fiscal 2004, as reflected in the Summary Compensation Table, consisted primarily of salary, annual bonus, and awards of stock options and restricted stock. (Executive officers also received executive benefits and perquisites, as well as other benefits offered under Company sponsored broad-based plans.) In fiscal 2004 the Committee carefully reviewed executive perquisites and eliminated them effective in fiscal 2005. As a partial offset to these changes, the Committee provided the executives with an annual contribution to a non-qualified income deferral plan.

     Determination of Compensation. Target total compensation levels are determined after considering several factors including Company performance, responsibility level, internal pay equity and external pay practices. Competitive market data is provided by an independent compensation consulting firm retained by the Committee. Competitive data received by the Committee includes base salary, total cash compensation and long term incentive grants. In addition, the Committee periodically seeks recommendations of the above-referenced consultant.

     Base Salary. Executive officers' salaries are reviewed annually. In assessing whether salary increases are warranted with respect to those executive officers without employment agreements or in connection with discretionary increases under, or the amendment, extension or renewal of, an executive officer's employment agreement, the Company considers a number of factors, including corporate profitability, performance on the job, responsibility level, internal compensation equity, external pay practices for comparable companies (not necessarily including the Peer Group 1 or Peer Group 2 companies referred to in the Shareholder Return Performance Graph below), the relationship of salary to the median of competitive ranges and the executive officer's level of responsibility, experience and expertise, which factors may be given varying weights depending upon the circumstances.

     Annual Bonus. The Company's policy respecting the granting of annual bonuses is based primarily upon the aims of providing incentives for the achievement of corporate and business unit performance goals and secondarily upon the achievement of individual objectives. Mr. Turner's August 2002 agreement provides for Mr. Turner's performance bonus for fiscal 2004 to be determined within a specified range in accordance with performance metrics approved by the Human Resources and Compensation Committee. Executive officers named in the Summary Compensation Table without employment agreements are eligible to receive annual bonuses under the Corporate Financials Management Incentive Plan, which establishes bonuses in relation to operating income and revenue performance targets for the Company, and under the Management by Objective Plan, which measures executive performance against individual goals. Annual performance metrics are established by the Board of Directors prior to the beginning of each fiscal year. In keeping with the philosophy described above of encouraging the Company's executive officers to own stock in the Company, under the Company's Management Stock Bonus Program, a percentage of the annual bonus of executive officers (which percentage was set at 20% for fiscal
2004) must be (and additional amounts may be) paid in the form of restricted stock awards. See "Employment Agreements and Arrangements -- Company Plans" below for more information on the two incentive bonus programs and the Management Stock Bonus Program.

     Stock-Based Incentive Awards. The Company's 2002 Omnibus Stock Option and Long-Term Incentive Plan (the "2002 Plan"), which permits the award of stock options, stock appreciation rights, restricted stock awards and performance awards, was approved by the shareholders of the Company at the 2002 Annual Meeting. The 2002 Plan provides for the granting of awards to officers and other key employees of the Company and its subsidiaries. The principal purpose of the 2002 Plan is to assist the Company in attracting and retaining officers and other key employees, and to motivate them to increase shareholder value by enabling them to participate in the value which has been created.

     Subject to such limitations as are provided for in the 2002 Plan, the aggregate number of annual grants to be made under the 2002 Plan, as well as the individuals to whom such grants shall be made and the amount of such individual grants, are all within the discretion of the Committee. The aggregate number of Shares subject to grant under the 2002 Plan, and predecessor plans of the Company, generally has been tied to specific financial targets which are set annually by the Committee and approved by the Board of Directors. In making individual awards, the Committee generally takes into account numerous factors, including the prospective recipient's level of responsibility, contribution, performance, experience, expertise and years of service, as well as external compensation practices and internal compensation equity considerations.

Rationale for Fiscal 2004 Compensation of Mr. Turner.

     Effective April 1, 2003, Mr. Turner's annual base salary was $700,000, subject to annual adjustment, and he is eligible for an annual performance bonus of up to a maximum of two times his base salary, grants of stock options and restricted stock awards, and various benefits. Mr. Turner's pay is determined on a total compensation basis, including base pay, bonus and stock-based awards. His total compensation is benchmarked against that of individuals in a similar position at competitors and other companies of a similar size and in similar industries. This benchmarking is performed by an independent firm for the Human Resources and Compensation Committee. The targets under the Company's bonus plan are set in relation to operating income and revenue growth. The specific goals are set at the beginning of each fiscal year and all management participants in the plan, including Mr. Turner, are accountable for their achievement. For fiscal 2004, the Company exceeded the financial objectives that were set at the start of the year.

     The Committee intends to continue its practice of basing executive compensation primarily on corporate and business unit performance, and secondarily, on its qualitative evaluation of individual performance. The Committee believes that its compensation policies promote the goals of attracting, motivating, rewarding and retaining talented executives who will maximize value for the Company's shareholders.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, limits to $1,000,000 the amount of compensation which may be deducted by the Company in any year with respect to each of its highest paid executive officers. Certain types of performance-based compensation, if approved by stockholders and/or otherwise exempted by Section 162(m), are not subject to this limitation. It is believed that the Company's stock option plans in which executive officers are eligible to participate have been structured in such a way as to qualify as performance-based compensation not subject to the Section 162(m) limits on deductibility, and the Committee intends, based on the approval of the shareholders of the Corporate Financials Management Incentive Plan at the Company's 2003 Annual Meeting, to qualify a portion of executive officers' annual incentive bonuses so as to be exempt from such limits. However, the Committee believes that it is important to retain the flexibility to offer such compensation arrangements and plans as the Committee determines to be necessary from time to time to attract, retain and motivate executive officers without being constrained by considerations of Section 162(m) tax deductibility.

                                          THE FISCAL 2004 HUMAN RESOURCES AND
                                          COMPENSATION COMMITTEE OF THE BOARD OF
                                          DIRECTORS

                                          Burnett W. Donoho, Chairman
                                          Philip R. Lochner, Jr.
                                          James McCann

Date: June 10, 2004

                           SUMMARY COMPENSATION TABLE

     The following table sets forth certain information concerning the annual and long-term compensation paid for fiscal years 2004, 2003 and 2002, to or for:
(i) the Company's Chief Executive Officer; and (ii) each of the Company's four other most highly-compensated executive officers whose total annual salary and bonus for fiscal year 2004 exceeded $100,000 (collectively, the "Named Officers") for services rendered to the Company and its subsidiaries. Figures set forth in the following table, and in footnotes to this table, reflect the 2-for-1 stock split of Common Stock reflected in the form of a stock dividend distributed on May 23, 2002 to shareholders of record as of May 16, 2002.

                                                                                            LONG TERM COMPENSATION
                                                                                 ---------------------------------------------
                                                ANNUAL COMPENSATION                     AWARDS                  PAYOUTS
                                     -----------------------------------------   ---------------------   ---------------------
                                                                     OTHER       RESTRICTED              LONG TERM   ALL OTHER
                                                                     ANNUAL        STOCK                  COMPEN-     COMPEN-
NAME AND                                     SALARY     BONUS*    COMPENSATION   AWARD(S)*    OPTIONS/    SATION      SATION
PRINCIPAL POSITION(1)                YEAR    ($)(2)     ($)(3)       ($)(4)        ($)(5)     SARS(6)     PAYOUTS     ($)(7)
---------------------                ----   --------   --------   ------------   ----------   --------   ---------   ---------
W. Bruce Turner....................  2004   696,154         --       107,755     3,412,913    150,000       --        89,431
President and                        2003   493,846          4       448,467     1,794,421    465,000       --        70,474
Chief Executive Officer              2002   300,000         --        53,432            --    600,000       --        17,740
David J. Calabro...................  2004   463,846    527,031        89,623     2,118,752    150,000       --        63,309
Chief Operating Officer              2003   422,116    666,009       133,702       926,764    150,000       --        76,683
                                     2002   355,808    201,148        91,813       470,556    120,000       --        29,881
Jaymin B. Patel....................  2004   353,846    330,575        66,240     2,179,644     90,000       --        49,178
Senior Vice President,               2003   322,692    313,126       104,810       966,220    120,000       --        59,285
Chief Financial Officer              2002   293,461    151,298        89,731       639,664    110,000       --        26,692
Donald R. Sweitzer.................  2004   324,077    361,519        90,383       645,391     40,000       --        47,561
Senior Vice President,               2003   313,000    348,516       101,780       241,237     40,000       --        55,583
Global Business Development and
Public Affairs                       2002   312,500         26        84,249       373,762     42,000       --        27,686
Timothy B. Nyman...................  2004   323,077    395,644        68,695       709,445     50,000       --        43,666
Senior Vice President,               2003   287,692    364,715        53,576       159,545     40,000       --        48,547
Global Services                      2002   252,108    185,922        50,162        35,089     20,000       --        13,052

---------------

 * For each Named Officer (except for Mr. Turner in fiscal 2002, in which he did not qualify for a cash bonus under his then-applicable employment contract) all or a portion of the bonus awarded for fiscal years 2004, 2003 and 2002 was paid in the form of Restricted Stock and is not reflected in the "Bonus" column. The bonus paid in the form of Restricted Stock is reflected in the "Restricted Stock Awards" column. As described in more detail below, the Named Officers are required to take a portion of their bonuses in the form of restricted stock, and may also elect to take all or any portion of the remainder in restricted stock. For fiscal 2004, the total cash bonus, mandatory restricted stock component and the optional election with respect to the remainder of the bonus, for each of the Named Officers, was as follows:

                                                                         OPTIONAL     OPTIONAL    TOTAL STOCK     TOTAL
     NAMED OFFICER            TOTAL BONUS   MANDATORY %   MANDATORY $   ELECTION %   ELECTION $      BONUS      CASH BONUS
     -------------            -----------   -----------   -----------   ----------   ----------   -----------   ----------
     W. Bruce Turner........  $1,322,300        20%        $264,460         80%      $1,057,840   $1,322,300     $      0
     David J. Calabro.......  $  878,385        20%        $175,677         20%      $  175,677   $  351,354     $527,031
     Jaymin B. Patel........  $  661,150        20%        $132,230         30%      $  198,345   $  330,575     $330,575
     Donald R. Sweitzer.....  $  602,533        20%        $120,507         20%      $  120,507   $  241,014     $361,519
     Timothy B. Nyman.......  $  460,444        20%        $ 92,089         10%      $   46,044   $  138,133     $322,311

     Management restricted stock purchases made in lieu of earned cash bonus compensation were executed on April 5, 2004, at a price of $59.05 per share. The cash bonus for Mr. Nyman reflected in the table immediately above does not include $73,333 that Mr. Nyman also received as a sales incentive bonus for the year. Please see footnotes (3) and (5) for a more detailed description of the Management Stock Bonus Program.

(1) Sets forth the names and principal positions of the Named Officers as of the end of fiscal 2004.

(2) Includes salary deferred under the Company's 401(k) retirement plan (the "401(k) Plan") and its Income Deferral Plan 1998.

(3) Excludes the fair market value of Restricted Shares of the Company's Common Stock (Restricted Shares) awarded under the Company's Management Stock Bonus Program to all of the Named Officers (except for Mr. Turner in fiscal 2002), in lieu of a portion of their respective cash bonuses. See "Employment Agreements and Arrangements -- Company Plans" below, for a description of the Company's Management Stock Bonus Program. The value of awards of Restricted Shares under the Company's Management Stock Bonus Program with respect to fiscal 2004, fiscal 2003 and fiscal 2002 are reflected in the "Restricted Stock Awards" column, and are more fully described in footnote 5 of this table.

(4) Includes: (i) personal benefits provided by the Company and payments under the Company's Executive Perquisites Program (which provides officers above a certain rank with a pre-established dollar amount for the purchase of benefits); (ii) taxable fringe benefits provided by the Company, including, without limitation, personal automobile and commercial airplane usage and/or allowances and the payment of relocation expenses and living allowances; and
    (iii) gross-ups for taxes with respect to benefits provided by the Company, including, without limitation, with respect to the Company's Executive Perquisites Program, and the Company's 1992 supplemental retirement plan (the "SRP"). The Company made payments under the Executive Perquisites Program to each of the Named Officers of $27,500 in fiscal 2004 and in each of the other fiscal years for which compensation is provided for such officer above, except that Mr. Nyman received $6,346 in fiscal 2003 and zero in fiscal 2002. In addition, the Company provided taxable fringe benefits to the Named Officers in the following amounts: Mr. Turner -- $48,052 (2004) (including $34,302 paid with respect to relocation expenses), $180,276
    (2003) (including $71,526 paid with respect to relocation expenses and a one-time payment of $100,000 under the terms of his August 2002 employment agreement), and $3,242 (2002); Mr. Calabro -- $34,678 (2004), $35,987
    (2003), and $18,917 (2002); Mr. Patel -- $11,295 (2004), $8,863 (2003),
    $19,219 (2002); Mr. Sweitzer -- $14,623 (2004), $10,525 (2003), $13,750
    (2002); and Mr. Nyman -- $13,750 (2004), $11,650 (2003) and $33,683 (2002)
    (including $21,611 paid with respect to relocation expenses). The gross-up payments for taxes were: Mr. Turner -- $32,203 (2004), $240,691 (2003) and
    $22,690 (2002); Mr. Calabro -- $27,445 (2004), $70,215 (2003), and $45,396
    (2002); Mr. Patel -- $27,445 (2004), $68,447 (2003), and $43,012 (2002); Mr.
    Sweitzer -- $48,260 (2004), $63,755 (2003), and $42,999 (2002); and Mr.
    Nyman -- $27,445 (2004), $35,580 (2003) and $16,479 (2002).

(5) Represents the value of awards of Restricted Shares to the Named Officers under the Company's 2002 Omnibus Stock Option and Long-Term Incentive Plan and the 2000 Omnibus Stock Option and Long-Term Incentive Plan (collectively, the "Plans"), calculated (except as provided below with respect to the Company's Management Stock Bonus Program) as of the date of award. Except as provided below with respect to the Management Stock Bonus Program, none of the Named Officers receiving grants under the Plans was required to make any payment with respect to such grant, and each Named Officer will have the rights of a stockholder with respect to Restricted Shares held by him (whether or not vested), including the right to receive such dividends, if any, as are paid with respect to such Restricted Shares.

     The Company's Management Stock Bonus Program. This column includes the value of awards of Restricted Shares granted under the Plans pursuant to the Company's Management Stock Bonus Program, valued as of the last day of the fiscal year with respect to which the award was made. Under this program, as in effect for fiscal 2004, 2003 and 2002, each executive officer of the Company, including each Named Officer, was required to receive a portion of his or her incentive bonus in the form of Restricted Shares (the "Mandatory Stock Bonus Shares"), and may elect to receive an additional portion of his or her incentive bonus in Restricted Shares (the "Optional Stock Bonus Shares") which vest immediately upon grant, but are subject to transfer restrictions for either two or three years from the date of award. In addition, under the Company's Management Stock Bonus Program, each Named Officer received additional grants of Restricted Shares ("Supplementary Award Shares"), which vest in two or three years, as the case may be, assuming that the executive is continuously employed by the Company during the vesting period. (Mr. Turner did not participate in the Management Stock Bonus Program with respect to fiscal 2002, as he was ineligible to receive a cash bonus for that year under his then-applicable employment contract.) All such grants of Restricted Shares are subject to the terms and conditions of the Management Stock Bonus Program which are described more fully in "Employment Agreements and

     Arrangements -- Company Plans," below. Additional information respecting awards of Restricted Shares under the Management Stock Bonus Program to the Named Officers with respect to fiscal 2002, 2003 and 2004 (including the vesting schedule of all such awards which vest in under three years) is as follows:

                                     FISCAL 2002                                FISCAL 2003                  FISCAL 2004
                       ----------------------------------------   ----------------------------------------   ----------
                       TOTAL NO.                     NUMBER OF    TOTAL NO.                     NUMBER OF    TOTAL NO.
                           OF         NUMBER OF      RESTRICTED       OF         NUMBER OF      RESTRICTED       OF
                       RESTRICTED     RESTRICTED       SHARES     RESTRICTED     RESTRICTED       SHARES     RESTRICTED
                         SHARES     SHARES VESTING   VESTING IN     SHARES     SHARES VESTING   VESTING IN     SHARES
NAMED OFFICER           AWARDED     UPON GRANT(A)    TWO YEARS     AWARDED     UPON GRANT(A)    TWO YEARS     AWARDED
-------------          ----------   --------------   ----------   ----------   --------------   ----------   ----------
W. Bruce Turner......        --             --            --        36,735         27,900         6,975        29,642
David J. Calabro.....     6,850          5,302         1,326         7,640          6,112         1,528         7,726
Jaymin B. Patel......     7,776          5,982         1,494        14,942         11,495         2,873         7,315
Donald R. Sweitzer...    14,604         11,092         2,772         8,856          6,888         1,722         5,298
Timothy B. Nyman.....     1,388          1,112           276         5,857          4,584         1,146         3,005

                             FISCAL 2004
                       ---------------------------
                                        NUMBER OF
                         NUMBER OF      RESTRICTED
                         RESTRICTED       SHARES
                       SHARES VESTING   VESTING IN
NAMED OFFICER          UPON GRANT(A)    TWO YEARS
-------------          --------------   ----------
W. Bruce Turner......      22,514         5,627
David J. Calabro.....       5,982         1,494
Jaymin B. Patel......       5,628         1,406
Donald R. Sweitzer...       4,103         1,024
Timothy B. Nyman.....       2,352           588

(a) Shares vesting upon grant represent restricted stock awarded to the individual in lieu of performance based cash bonuses during the fiscal year, consisting of the Mandatory Stock Bonus Shares and the Optional Stock Bonus Shares described above. For purposes of the above table, the difference between (i) total restricted shares awarded and (ii) the sum of the shares vesting upon grant and the shares vesting in two years, represents the number of restricted shares vesting in three years. In addition, Messrs. Calabro, Patel and Sweitzer elected to extend the two-year vesting period of the shares listed above under fiscal 2002 from two years to three years in order to receive the optional 25% discount award described under "Employment Agreements and Arrangements -- Company Plans."

Restricted Shares Held as of End of Fiscal 2004. As of February 28, 2004, the last day of fiscal 2004, the aggregate number and value of Restricted Shares held by each of the respective Named Officers were as follows: Mr.
Turner -- 143,917 Restricted Shares, valued at $8,452,255; Mr.
Calabro -- 102,562 Restricted Shares, valued at $6,023,442; Mr. Patel -- 103,434 Restricted Shares, valued at $6,074,663; Mr. Sweitzer -- 25,573 Restricted Shares, valued at $1,501,876; and Mr. Nyman -- 21,189 Restricted Shares, valued at $1,244,423.

(6) Represents the number of shares of Common Stock underlying stock options granted pursuant to the Company's 1997 Stock Option Plan, 2000 Omnibus Stock Option and Long Term Incentive Plan and 2002 Omnibus Stock Option and Long Term Incentive Plan. See "Stock Option Grants in Last Fiscal Year" below. Prior to fiscal 2004, stock option grants vested in equal 25% increments on each of the first four anniversaries of the date of grant. Beginning in fiscal 2004, grants of stock options for senior staff members vest in 25% increments on the second through the fifth anniversaries of the date of grant instead.

(7) Includes the dollar value of insurance premiums paid by the Company during the covered fiscal year with respect to life insurance maintained on the lives of each of the Named Officers, matching contributions and profit sharing contributions paid by the Company with respect to the Named Officers under the 401(k) Plan, and amounts provided under the Company's Supplemental Retirement Plan ("SRP"). During or with respect to fiscal 2004, the Company:
    (i) paid insurance premiums with respect to life insurance maintained on the lives of the Named Officers in the following amounts: Mr. Turner -- $592; Mr. Calabro -- $1,450; Mr. Patel -- $486; Mr. Sweitzer -- $2,322; and Mr. Nyman -- $1,242; and (ii) made matching contributions under the 401(k) Plan for each of the named officers in the following amounts: Mr.
    Turner -- $6,288; Mr. Calabro -- $6,087; Mr. Patel -- $6,317; Mr.
    Sweitzer -- $6,069; and Mr. Nyman -- $6,144; and (iii) made profit-sharing contributions under the 401(k) Plan of $8,000 for each of the Named Officers; and (iv) made contributions under the SRP for each of the Named Officers in the following amounts: Mr. Turner $74,551; Mr.
    Calabro -- $47,772; Mr. Patel -- $34,375; Mr. Sweitzer -- $31,170; and Mr.
    Nyman -- $28,280. After April 2004, profit sharing contributions under the 401(k) Plan and contributions under the SRP have been discontinued.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information concerning individual grants of stock options made during fiscal 2004 to Named Officers. All grants of stock options reflected in the following table were made pursuant to the Company's 1997 Stock Option Plan, 2000 Omnibus Stock Option and Long-Term Incentive Plan or 2002 Omnibus Stock Option and Long-Term Incentive Plan, and are subject to the terms of such Plans.

                                           INDIVIDUAL GRANTS(1)                       POTENTIAL REALIZABLE VALUE
                       ------------------------------------------------------------     AT ASSUMED ANNUAL RATES
                        NO. OF SHARES                                                 OF STOCK PRICE APPRECIATION
                          OF COMMON       % OF OPTIONS                                    FOR OPTION TERM(2)
                            STOCK          GRANTED TO      EXERCISE OR                ---------------------------
                         UNDERLYING       EMPLOYEES IN     BASE PRICE    EXPIRATION        5%            10%
NAME                   OPTIONS GRANTED     FISCAL YEAR       ($/SH)         DATE          ($)            ($)
----                   ---------------   ---------------   -----------   ----------   ------------   ------------
W. Bruce Turner......      150,000           14.84%           33.40      3/31/2013     $3,150,762     $7,984,650
David J. Calabro.....      150,000           14.84%           33.40      3/31/2013      3,150,762      7,984,650
Jaymin B. Patel......       90,000            8.91%           33.40      3/31/2013      1,890,457      4,790,790
Donald R. Sweitzer...       40,000            3.96%           33.40      3/31/2013        840,203      2,129,240
Timothy B. Nyman.....       50,000            4.95%           33.40      3/31/2013      1,050,254      2,661,550

---------------

(1) Grants reflected in this table were non-qualified options, and the exercise price was equal to the fair market value of a share on the date of grant. The options reflected in this table were granted on April 1, 2003, for performance during fiscal 2003 (ending February 28, 2003). Approximately
    1.01 million options were granted to employees in aggregate during fiscal 2004.

(2) Determined by multiplying: (a) the difference between: (i) the product of the per-share market price at the time of the grant and the sum of 1 plus the adjusted stock price appreciation rate (the assumed rate of appreciation compounded annually over the term of the option) and (ii) the per-share exercise price of the option, by (b) the number of shares underlying the option at the end of fiscal 2004.

AGGREGATE OPTIONS EXERCISED IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTIONS
VALUES

     The following table sets forth information concerning option exercises by Named Officers during fiscal 2004, and the value of all unexercised stock options held by Named Officers, as well as the number of shares of Common Stock of the Company underlying unexercised stock options held by Named Officers, as of February 28, 2004, the last day of fiscal 2004:

                                                            NUMBER OF SHARES OF          VALUE OF UNEXERCISED
                                                          COMMON STOCK UNDERLYING            IN-THE-MONEY
                          NO. OF SHARES                      STOCK OPTIONS(1)              STOCK OPTIONS(2)
                           ACQUIRED ON       VALUE      ---------------------------   ---------------------------
NAME                        EXERCISE      REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                      -------------   -----------   -----------   -------------   -----------   -------------
W. Bruce Turner.........     100,000       2,792,367     1,166,250       348,750      $48,073,763    $11,624,288
David J. Calabro........      85,000       1,483,652        37,500       307,500      $ 1,353,750    $10,252,500
Jaymin B. Patel.........      90,000       1,709,329         5,000       250,000      $   246,050    $ 8,697,000
Donald R. Sweitzer......      43,000         816,789        10,000        91,000      $   354,300    $ 3,163,440
Timothy B. Nyman........      41,500         844,330        10,000        86,500      $   354,300    $ 2,746,675

---------------

(1) All stock options reflected in this table were non-qualified options granted pursuant to the Company's 1994 Stock Option Plan, 1997 Stock Option Plan, 2000 Omnibus Stock Option and Long-Term Stock Option Plan or 2002 Omnibus and Long-Term Incentive Plan, and are subject to the terms of such plans.

(2) Calculated based upon the aggregate of the difference between: (i) $58.73, which was the per-share closing price of the Common Stock on the New York Stock Exchange on February 27, 2004, the last trading day of the Company's 2004 fiscal year, and (ii) the per-share exercise prices for those stock options which were in-the-money on that date.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

     The following table sets forth as of February 28, 2004, the last day of the Company's fiscal 2004, information with respect to the Company's compensation plans (including individual compensation arrangements) under which shares of the Common Stock of the Company ("Shares") are authorized for issuance, aggregated as follows:

                                                                                       NUMBER OF SHARES
                                                                                      REMAINING AVAILABLE
                                            NUMBER OF SHARES TO                       FOR FUTURE ISSUANCE
                                              BE ISSUED UPON      WEIGHTED-AVERAGE       UNDER EQUITY
                                                EXERCISE OF       EXERCISE PRICE OF   COMPENSATION PLANS
                                                OUTSTANDING          OUTSTANDING       (EXCLUDING SHARES
                                             OPTIONS, WARRANTS    OPTIONS, WARRANTS   REFLECTED IN FIRST
PLAN CATEGORY                                   AND RIGHTS           AND RIGHTS             COLUMN)
-------------                               -------------------   -----------------   -------------------
Equity compensation plans approved by the
  Company's shareholders..................       4,337,950             $21.04              3,968,900
Equity compensation plans not approved by
  the Company's shareholders..............               0                N/A                      0
Total.....................................       4,337,950             $21.04              3,968,900

HUMAN RESOURCES AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 2004, decisions regarding executive compensation were made by the Human Resources and Compensation Committee, and in some cases by the full Board, subject to the terms of applicable employment agreements and ratification by the full Board in certain circumstances. The Human Resources and Compensation Committee's members at the commencement of fiscal 2004 were Messrs. Donoho, Lochner and Ruys and Lt. Gen. (Ret.) Emmett Paige, Jr. Gen. Paige retired from our board effective as of our Annual Meeting in August 2003, and Mr. McCann replaced Mr. Ruys on the Committee at the same time. See "Information Concerning Meetings and Certain Committees" and "Executive Compensation Report of the Human Resources and Compensation Committee of the Board of Directors" above. During fiscal 2004, no relationship existed that requires reporting under this section between an executive officer of the Company and any other entity which had an executive officer or director who served on the Human Resources and Compensation Committee or the Board of the Company.

EMPLOYMENT AGREEMENTS AND ARRANGEMENTS

     During fiscal 2004, the Company was party to an employment agreement with
W. Bruce Turner, who serves as the Company's President and Chief Executive Officer under an employment agreement entered into in August 2002.

Mr. Turner

     In August 2002, following the departure of the Company's previous President and Chief Executive Officer, the Company and Mr. Turner entered into an employment agreement that superceded in its entirety his earlier employment agreement, which had been scheduled to terminate in accordance with its terms on August 9, 2002. The August 2002 agreement provides for Mr. Turner to serve as President and Chief Executive Officer of the Company for a term of three years, subject to earlier termination as provided in the agreement. Mr. Turner's August 2002 employment agreement also provides for Mr. Turner to receive a one-time after tax payment of $100,000, an annual base salary of $650,000, subject to annual review, as well as an annual performance bonus of up to a maximum of two times his base salary, and various benefits (including, without limitation, relocation expense reimbursement, an automobile allowance, life insurance, medical coverage, participation in the Company's Executive Perquisites Plan, and other deferred compensation plans and programs in a manner similar to other senior executives at the Company, as well as certain professional services). The August 2002 employment agreement provides for Mr. Turner's performance bonus to be determined with respect to each fiscal year during the term of the agreement (commencing with fiscal 2003) in accordance with the performance metrics (and, with respect to fiscal years after fiscal 2003, also in accordance with the management business objectives included in the Company's management incentive plan) approved annually by the Human Resources and Compensation Committee or the Board for all senior executives of the Company. Mr. Turner's August 2002 employment agreement states that his target annual performance bonus will be 100% of base salary, and that his performance bonus shall be paid in a mix of cash and discounted restricted stock (which shall not mandatorily exceed 20% of the performance bonus with respect to 2003, and 30% of the performance bonus with respect to all other fiscal years) in such proportions and, generally on such terms, as the Human Resources and Compensation Committee, in its discretion, may decide.

     Pursuant to the terms of the August 2002 employment agreement, on September 6, 2002, Mr. Turner was granted under the Company's 2002 Omnibus Stock Option and Long-Term Incentive Plan (the "2002 Plan") options to purchase 265,000 shares of Common Stock, at a per-share option exercise price of $19.36, the fair market value of a share of Common Stock on the date of grant, and 41,000 shares of restricted stock. As specified in the August 2002 employment agreement, the options and restricted shares granted are scheduled to vest in equal installments on each of the first second, third and fourth anniversaries of the date of grant. Mr. Turner is eligible for consideration by the Human Resources and Compensation Committee for subsequent annual incentive compensation grants under the 2002 Plan, or any successor plan, in the discretion of the Human Resources and Compensation Committee.

     Under the August 2002 agreement, if Mr. Turner's employment with the Company is terminated by reason of his death, discharge for cause (as defined in the agreement) or resignation for other than good reason (as defined in the agreement), Mr. Turner (or his estate, as the case may be) is entitled to his base salary through the effective date of such termination, any accrued but unpaid performance bonus for the prior fiscal year, and any other amounts to which Mr. Turner would be entitled to under the agreement up to the effective date of such termination.

     If Mr. Turner's employment is terminated by reason of disability, discharge without cause or by reason of Mr. Turner's resignation for good reason, he is entitled under the terms of the August 2002 agreement to receive: (i) his base salary through the effective date of termination, (ii) an amount equal to one year of average cash compensation (defined as meaning, except as specified below, the average base salary and performance bonus paid or payable to Mr. Turner for the most recent complete fiscal year or fiscal years (up to three)),
(iii) any accrued but unpaid performance bonus in respect of the prior fiscal year, (iv) a prorated performance bonus payable in respect of the fiscal year of termination, if applicable, and (v) any other amounts to which Mr. Turner would be entitled under the employment agreement up to the effective date of termination.

     Mr. Turner's August 2002 employment agreement provides that if his employment is terminated by the Company for any reason other than cause, or in the event that he resigns for good reason, within eighteen months after a change in control (as defined in the employment agreement), the Company will pay Mr. Turner a lump sum cash payment in lieu of the severance payments summarized above in an amount equal to 2.99 times the sum of (i) Mr. Turner's then current annual base salary in effect at the date of termination, plus (ii) the total performance bonus paid or payable to Mr. Turner from the Company for the most recent full fiscal year of the Company, plus (iii) the maximum amount allowable under the Executive Perquisite Program during the most recent calendar year of the Company. In addition, the Company shall pay Mr. Turner within 10 days after such termination (i) his base salary accrued through the date of such termination at the rate in effect immediately prior to such date; (ii) any accrued but unpaid performance bonus for the prior fiscal year; (iii) any prorated performance bonus up to the date of such termination calculated by reference to Mr. Turner's target performance bonus, as determined by the Human Resources and Compensation Committee for the current fiscal year; and (iv) any other amounts to which he is entitled under the terms of the employment agreement up to the date of such termination.

     In addition, in the event of the termination of his employment by reason of a change of control, Mr. Turner (together with, as applicable, his beneficiaries and dependents) will become fully vested in, and would continue for three years to participate fully in (at no additional cost to Mr. Turner) all life insurance plans, retirement plans, accident and health plans and other welfare plans maintained or sponsored by the

Company prior to termination. The Company is also required to pay Mr. Turner an amount equal to the sum of all benefits accrued under the Company's non-qualified plans, and 2.99 times the average benefit accrued and/or Company contributions made to the retirement plans and non-qualified plans over the last three years. Mr. Turner's August 2002 agreement further provides for the payment to Mr. Turner of amounts equal to any excise tax due as any payment or benefit constituting a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986 (the "Code"), together with amounts necessary to gross-up Mr. Turner for any taxes due with respect thereto.

     Mr. Turner agrees under the terms of the August 2002 agreement: (i) during the term of the agreement and for three years thereafter, to provide reasonable assistance to the Company in connection with any litigation and/or governmental investigation or review involving the Company (subject to receiving reasonable compensation and reimbursement of expenses), (ii) to not knowingly use for his own benefit or disclose to any person any confidential information relating to the Company (subject to standard exceptions), (iii) that all intellectual property rights relating to the business of the Company developed during the period of his employment with the Company are owned by the Company; and (iv) during the term of the agreement and for two years thereafter, not to engage in any lottery business (as defined in the agreement) anywhere in the world, or disturb or interfere with any business relationship between the Company and its customers, suppliers or business associates (including its employees).

Other Named Officers

     The Company does not presently have formal employment agreements with the other current Named Officers, although the Company and these executives (and certain other executives) have entered into: (i) change in control agreements, with respect to employment arrangements in the event of a change in control of the Company and (ii) severance agreements, with respect to the termination of such executive's employment by the Company, generally.

     The change in control agreements referenced above provide for three-year employment terms for the covered executives commencing upon the date a change in control occurs (as defined in the agreements), or earlier in certain circumstances where actions are taken in anticipation of a change in control. During such employment term, the covered executive is to be employed in a position at least equal in all material respects with the highest position held by such executive during the six months immediately preceding the change in control, and will be entitled to a base annual salary, and annual bonus and benefits in values and amounts at least equal to those provided by the Company to the executive immediately prior to the commencement of the term of employment. In addition, upon the occurrence of a change in control, all benefits accrued by the executive under all non-qualified Company plans (including the Supplemental Retirement Plan) will become fully vested and shall be contributed to a rabbi trust for the benefit of the covered executive, and all options held by the executive will become fully vested and exercisable by the executive.

     If, following a change in control of the Company, an executive's employment is terminated during the term of employment (including as a result of resignation by executive with good reason, as defined in the agreement), such agreement provides with respect to the year in which his employment is terminated, that he will receive his base salary, bonus, and other compensation and benefits through the date of termination in accordance with Company policy in effect immediately prior to the commencement of the term of employment. In the event that a covered executive's employment is terminated (other than for cause, as defined in the agreement) or such executive resigns for good reason, the Company is obligated to pay an amount equal to 2.99 times the sum of: (i) his then-current annual base salary; (ii) the total cash bonus received by the executive during the most recent full fiscal year; plus (iii) the maximum amount allowable under the Executive Perquisite Program during the most recent calendar year. In addition, the covered executive (together with his beneficiaries and dependents) will become fully vested in and continue to participate for up to three years at no cost to the executive in all Company life insurance and welfare plans on terms at least as favorable to executive as in effect immediately prior to termination. In addition, the executive will be entitled to receive the sum of all benefits accrued under the non-qualified plans plus the product of 2.99 times the average benefit accrued and/or contributions made to such non-qualified plans over the preceding three years. Such agreements further provide for the payment to the covered executives of amounts equal to any excise tax due as any payment or benefit constituting a "parachute payment" within the meaning of Section 280G of the Code, together with amounts necessary to gross-up such executives for any taxes due with respect thereto. Under the terms of the Company's option plans and various agreements, the exercisability of outstanding stock options may accelerate in the event of a change in control or termination of employment.

     The severance agreements referenced above provide that in the event that the Company terminates the executive's employment (other than for cause (as defined in the severance agreement) or by reason of the executive's death, disability, or resignation), the Company shall, for a period of 12 months after termination, continue paying executive's base salary and providing executive with specified insurance benefits.

Company Plans

     The Company has two defined contribution 401(k) retirement savings and profit sharing plans (the "Plans") covering (subject to applicable time of service requirements) substantially all full-time employees in the United States, including the Named Officers, and employees in the Commonwealth of Puerto Rico. Under these Plans, an eligible employee may elect to defer receipt of a portion of base pay for each year. The Company contributes this amount on the employee's behalf to the Plans and also makes a matching contribution. For periods prior to January 1, 2001, the employer matching contribution was equal to 50% of the amount that the employee had elected to defer up to 5%, for a maximum matching contribution of 2.5% of the employee's base pay. Effective January 1, 2001, the Company increased the matching contribution for the United States Plan to 100% of the first 3% and 50% of the next 2% that the employee has elected to defer, up to a maximum matching contribution of 4% of the employee's base pay. Effective March 1, 2003, the Company has decreased its matching contribution for the United States Plan, in order to align with competitive practice, such that the Company will match up to 100% of the first 3% of the employee's base pay that the employer elects to defer. The Company, at its discretion, may contribute additional amounts to the Plans on behalf of employees based upon its profits for a given fiscal year. Participants are 100% vested at all times in their own contributions to the Plans and in one year from the date of hire for company contributions. Benefits under the Plans generally will be paid to participants upon retirement or in certain other limited circumstances. The Company also has a Supplemental Retirement Plan, that is a defined contribution plan that provides to certain key employees, including the Named Officers, additional retirement benefits. The Company, at its discretion, may contribute additional amounts to the plan on behalf of such key employees equal to the percentage of profit sharing contributions contributed for the calendar year, multiplied by the key employees' compensation (as defined) for such year. See "Summary Compensation Table," above. The Supplemental Retirement Plan was intended to provide additional retirement benefits to those executive officers whose Company profit sharing contribution to the 401(k) plan is limited as a result of limitations on compensation set forth in the Internal Revenue Code. Beginning in fiscal 2005, with the elimination of profit sharing as approved by the Board of Directors, the Supplemental Retirement Plan is also being eliminated for executive officers, including the Named Officers. For fiscal 2004, the Supplemental Retirement Plan funds were automatically transferred to the executive's Income Deferral Plan account.

     Incentive bonuses for senior staff, including the Named Officers, are calculated under two distinct plans: Under the Corporate Financials Management Incentive Plan, which was approved by the Company's shareholders at the 2003 Annual Meeting, specific annual performance targets for the Company are established. Ninety percent of the bonus payable to a participant under the Corporate Financials Management Incentive Plan is determined by reference to achievement against an operating income performance target, and the remaining ten percent of bonus payable to a participant under the plan is determined by reference to achievement against a revenue growth performance target. Target bonuses are set for each individual, and in no event will the target bonus exceed 90% of the individual's base salary, or will the maximum bonus payable exceed two times the amount of the target bonus, or a maximum amount of the lesser of 180% of the individual's base salary or $1,900,000. The second component of the Company's incentive bonus policy, the Management by Objective Plan (or MBO Plan), is based upon achievement against individual goals. As presently structured, bonuses under the MBO Plan may not exceed 10% of the participant's base salary with regard to a fiscal year.

     Commencing with respect to fiscal 2001, each executive officer of the Company has been required to receive a portion of his or her incentive bonus in the form of restricted shares of the Company's Common Stock. Under the Company's Management Stock Bonus Program, as in effect with respect to fiscal 2004, each executive officer was required to receive twenty percent (20%) of his or her bonus for fiscal 2004 in the form of restricted shares of the Company's Common Stock. The calculation of the portion of the fiscal 2004 bonus to be taken in stock (the "mandatory stock bonus") was determined by using the closing price of the Common Stock on the New York Stock Exchange on the last trading day of fiscal 2004, which was $58.73 (the "original stock price"). In addition, each executive officer was provided with the opportunity to elect to receive any portion of the remainder of his or her fiscal 2004 bonus in the form of restricted shares of the Company's Common Stock. The calculation or the additional bonus taken in stock (the "optional stock bonus") was also determined using the original stock price. Both the mandatory stock bonus and the optional stock bonus vested immediately upon grant, and are restricted from sale or transfer for a two (2) year period from April 5, 2004, the effective date of the award.

     The following paragraph describes the terms of certain additional awards of restricted shares under the Company's Management Stock Bonus Program.

     Under the terms of the Company's Management Stock Bonus Program, each executive officer received with respect to fiscal 2004, a supplemental award of restricted shares, determined using a 20% discount from the original stock price as applied to the mandatory stock bonus (the "mandatory 20% discount award"). The mandatory 20% discount award will vest two years after the effective date of the award, if the executive officer is continuously employed by the Company for such two year period. If the executive officer elected with respect to fiscal 2004 to receive an optional stock bonus, he or she was awarded a supplemental stock bonus calculated using a 20% discount from the original stock price (the "optional 20% discount award"). The optional 20% discount award will also vest two years from the effective date of the award, provided that the executive officer is continuously employed by the Company for such two year period and has retained ownership, without any transfer or assignment, of all such restricted shares granted under the Management Stock Bonus Program. Further, if the executive officer elected to retain the mandatory and optional stock bonus awards for an additional third year, he or she will receive a supplemental stock bonus calculated using a 25% discount from the original stock price (the "optional 25% discount award"). The optional 25% discount award will vest if the executive officer remains continuously employed by the Company for a three year period from the effective date of the award and has retained ownership, without transfer or assignment, of all such restricted shares granted under the Management Stock Bonus Program during that period.

     Under the terms of the Company's Management Stock Bonus Program as in effect for fiscal 2004, if the executive officer is terminated for cause or resigns before the applicable restriction (i.e., two or three years) lapses, the mandatory 20% discount award, optional 20% discount award and optional 25% discount award are forfeited. If the employment relationship terminates for any other reason, stock awarded under the optional 20% discount award and optional 25% discount award will vest, and the restrictions on sale or transfer of the stock continue for the two or three year period. The shares issued to the executive officers pursuant to the Company's Management Stock Bonus Program are funded out of shares of the Company's Common Stock held in treasury. All grants of shares are subject to the terms and conditions of applicable agreements with each executive officer and the provisions of the Company's 2002 Plan. See "Summary Compensation Table" above.

     After the close of fiscal 2003, the Human Resources and Compensation Committee adopted the Senior Staff Officer Stock Ownership Plan (the "Stock Ownership Plan") with effect from and after fiscal 2004. Under the terms of the Stock Ownership Plan, the Company's Chief Executive Officer and its senior staff (which include the Company's Chief Operating Officer; Senior Vice President, Global Business Development and Public Affairs; Senior Vice President and Chief Financial Officer; Senior Vice President, Gaming Solutions; Senior Vice President and Chief Technology Officer; Senior Vice President and General Counsel; Senior Vice President, Global Services; and Senior Vice President, Human Resources; and such other executives as may be from time-to-time designated as members of senior staff) are required to own Common Stock with a market value equal to, or greater than, a specified percentage of their respective base salaries. With respect to fiscal 2004 (the first year of the Stock Ownership Plan) the Chief Executive Officer is required to own Common Stock with a market value of not less than 40% of his base salary, while other Stock Ownership Plan participants are required to own Common Stock with a market value of not less than 20% of their respective base salaries. The stock ownership requirements of the Stock Ownership Plan (expressed as a percentage of each participant's base salary) increase in ratable annual increments, until, with respect to fiscal 2008 and subsequent years, the Chief Executive Officer is required to own Common Stock with a market value of not less than 200% of his base salary, while other Stock Ownership Plan participants are required to own Common Stock with a market value of not less than 100% of their respective base salaries.

     Compliance with these stock ownership requirements shall be tested as of the close of each fiscal year based upon then-existing Common Stock values and base salaries, and shall be monitored through a process by which the Company's Legal Department must pre-approve sales of Common Stock by Stock Ownership Plan participants. At the end of fiscal 2004, all Stock Ownership Plan participants met or exceeded the holding requirements applicable to them for such year.

     The terms of the Stock Ownership Plan permit the Human Resources and Compensation Committee to grant exceptions to the requirements of the Stock Ownership Plan in cases of hardship or other exceptional circumstances.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

     The graph set forth below compares, for the period February 28, 1999 through February 28, 2004 (the end of the Company's 2004 fiscal year), the cumulative total return to holders of Common Stock of the Company with the cumulative total return of the Standard & Poor's Composite 500 Index (the "S&P 500"), a peer group index ("Peer Group 1") of three companies, and a second peer group index ("Peer Group 2") of four companies, selected by the Company. Peer Group 1 consists of International Lottery & Totalizator Systems, Inc. (supplier of on-line lottery and totalizator goods and services), International Game Technology (gaming equipment manufacturer and supplier of on-line lottery goods and services) and Scientific Games Holdings Corporation (supplier of paper lottery tickets and on-line lottery goods and services). Peer Group 2 consists of Electronic Data Systems (provider of global information technology services), First Data Corporation (provider of electronic commerce and payment services), FiServ Inc. (full-service provider of integrated data management services and information management systems) and Global Payments Inc. (electronic transaction processing services). The Company elected to use Peer Group Indices rather than a published industry or line of business index because the Company is not aware of any such published index of companies which are as comparable in terms of their businesses. The Company has elected to use as its Peer Group Indices two Peer Groups, the first comprising companies in the lottery and gaming industries, and the second, consisting of a broad range of commercial transaction processing companies, because of the Company's belief that the businesses of both Peer Groups are comparable to the business of the Company and together provide a better basis for comparing the Company's shareholder return performance than would either Peer Group taken individually. For the purposes of the Peer Group Indices, both Peer Group 1 and Peer Group 2 companies have been weighted based upon their relative market capitalizations.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
              AMONG GTECH HOLDINGS CORPORATION, THE S&P 500 INDEX,
                              AND TWO PEER GROUPS

                              (PERFORMANCE GRAPH)

---------------------------------------------------------------------------------------------------------------------
                                                        Base
                                                       Period
                Company/Index Name                     Feb 99     Feb 00     Feb 01     Feb 02     Feb 03     Feb 04
---------------------------------------------------------------------------------------------------------------------
 GTECH HOLDINGS CORP.                                  $100.00    $88.40     $119.29    $235.76    $257.24    $525.04
 S&P 500                                               $100.00    $111.73    $102.57    $92.81     $71.76     $ 99.41
 PEER GROUP 1                                          $100.00    $98.58     $271.43    $356.48    $401.49    $832.58
 PEER GROUP 2                                          $100.00    $126.77    $150.42    $170.19    $102.55    $124.37

     The above graph assumes an investment of $100 in the Company, the S&P 500 companies and in the Peer Group companies on February 28, 1999, and that all dividends were reinvested. The performances indicated in the above graph and table are not necessarily indicative of future performance.

     The reported closing price of the Company's Common Stock on the New York Stock Exchange on February 27, 2004 (the last trading day in the Company's 2004
fiscal year) was $58.73. On June   , 2004, such closing price was $[     ].

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors of GTECH Holdings Corporation (the "Audit Committee") is composed of four non-employee directors of the Company who have been determined by the Board to be independent, as independence for audit committee members is defined in the New York Stock Exchange Listed Company Manual and by applicable Securities and Exchange Commission rules. The Board has further determined that each member of the Audit Committee possesses the financial literacy and experience required by New York Stock Exchange and Securities and Exchange Commission and, that, in addition, each of Mr. Donoho and Sir Jeremy Hanley is an "audit committee financial expert," as defined by Securities and Exchange Commission rules. The Audit Committee operates under a written Audit Committee Charter adopted by the Board. A copy of the Audit Committee Charter in effect during fiscal 2004 was attached as an appendix to the Company's proxy statement sent to its shareholders in respect to its 2003 Annual Meeting. A copy of the Audit Committee Charter in effect with respect to fiscal 2005 is attached as an appendix to this proxy statement. The Audit Committee held 6 meetings during the fiscal year.

     Management has the primary responsibility for the Company's financial statements and reporting process, including the systems of internal controls, and the Company's independent accountants are responsible for auditing the Company's financial statements. The Audit Committee's responsibility is to oversee these processes on behalf of the Board. However, the Audit Committee is not providing any expert or special assurances as to the Company's financial statements or any professional certification as to the independent accountant's work.

     In fulfilling its oversight responsibilities, the Audit Committee, among other things:

     - Reviewed and discussed with the Company's management, internal auditors, and its independent accountants the Company's fiscal 2004 audited consolidated financial statements, including the overall quality, not just the acceptability, of the Company's accounting policies, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

     - Discussed with the Company's independent accountants matters required to be discussed under generally accepted auditing standards, including matters related to the conduct of the audit of the Company's consolidated financial statements.

     - Discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal control, and the overall quality of the Company's financial reporting.

     - Discussed with the Company's independent accountants their independence from the Company, received from them the written disclosures required by the Independence Standards Board and considered whether the independent accountants' provision of services to the Company beyond those rendered in connection with their audit and review of the Company's consolidated financial statements is compatible with maintaining their independence. The Audit Committee also reviewed, among other things, the amount of fees paid to the independent accountants for audit and non-audit services.

     Based on these reviews, meetings, discussions, and reports, and subject to the limitations on the Audit Committee's role and responsibilities referred to above and as outlined in the Audit Committee Charter, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements for fiscal 2004 be included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission. The Audit Committee also recommended the selection of Ernst & Young LLP as the Company's independent accountants for fiscal 2005.

                                          Audit Committee:

                                          The Rt. Hon. Sir Jeremy Hanley, KCMG,
                                          Chairman
                                          Christine M. Cournoyer
                                          Robert M. Dewey, Jr.
                                          Burnett W. Donoho
April 20, 2004

INDEPENDENT AUDITORS AND FEES

     The firm of Ernst & Young LLP, independent public accountants, served as the Company's auditors for fiscal 2004 and the Board of Directors has selected Ernst & Young LLP as auditors of the Company for its fiscal year ending February 26, 2005, subject to ratification of this selection by the Shareholders at the Meeting. See "Proposal 4 -- Ratification of the Appointment of Auditors," above.

     For the fiscal years 2004 and 2003, fees paid by the Company for services provided by Ernst & Young LLP, all of which services for fiscal 2004 were pre-approved by the Audit Committee in accordance with the pre-approval policies and procedures described below, were as follows:

                                                                   FISCAL YEAR
                                                              ----------------------
                                                                 2004        2003
                                                              ----------   ---------
Audit Fees..................................................  $2,098,000   1,198,000
Audit Related Fees..........................................  $  491,000     549,000
Tax Fees....................................................  $  512,000   1,862,000
All Other Fees..............................................  $       --          --
                                                              ----------   ---------
                                                              $3,101,000   3,609,000
                                                              ==========   =========

Audit Fees

     These are fees related to professional services rendered in connection with the audit of our annual financial statements, the reviews of the financial statements included in each of our Quarterly Reports on Form 10-Q, international statutory audits, and accounting consultations that relate to the audited financial statements and are necessary to comply with generally accepted auditing standards. Audit fees for fiscal 2004 increased from fiscal 2003 fees primarily due to services for the Company's business acquisitions and capital raising activities.

Audit-Related Fees

     These are fees for assurance and related services and consisted primarily of due diligence pertaining to mergers and acquisitions, specific internal control process reviews and consultations regarding accounting and financial reporting matters that will impact future periods.

Tax Fees

     These are fees billed for professional services related to international tax returns, tax planning and advice and assistance with international tax audits. Tax fees include $216,000 and $470,000 relating to tax compliance and preparation fees for fiscal 2004 and 2003, respectively.

All Other Fees

     There were no other fees billed during fiscal 2004 or 2003.

AUDIT COMMITTEE PRE-APPROVAL POLICY AND PROCEDURES

     The Company's Audit Committee has a policy and procedures that require the pre-approval by the Audit Committee of all: (i) services performed by the Company's independent auditors, and (ii) Audit Services performed for the Company by any other independent accountants. In April of each year, the Audit Committee approves the services proposed to be performed during the year by the Company's independent auditor, including the nature, type and scope of services contemplated and related fee levels. In addition, Audit Committee pre-approval is required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fee levels pre-approved by the Audit Committee in April. As permitted by applicable Securities and Exchange Commission rules, the Audit Committee has delegated its pre-approval authority with respect to engagements arising during the course of the year to the Chairman of the Audit Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Certain current and former officers and directors of the Company are parties to indemnification agreements with the Company providing for advances of their expenses and their indemnification by the

Company against certain liabilities (including legal fees and expenses) incurred in legal proceedings or otherwise in connection with their present or past status as an officer or director of the Company. In addition, the Company's By-Laws provide for similar advancement of expenses to and indemnification of directors and officers of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities ("reporting persons") to file certain reports of ownership and changes in their ownership of the Company's equity securities with the SEC and the New York Stock Exchange.

     Based solely on the Company's review of Forms 3, 4 and 5 received by it from reporting persons with respect to fiscal year 2003, the Company believes that all Forms 3, 4 and 5 required of reporting persons by Section 16(a) were filed on a timely basis.

SOLICITATION OF PROXIES

     The cost of soliciting the proxies will be paid by the Company. Directors, officers and employees of the Company may solicit proxies in person, or by mail, telephone or telegraph, but no such person will be specifically compensated for such services. The Company will request banks, brokers and other nominees to forward proxy materials to beneficial owners of stock held of record by them and will reimburse them for their reasonable out-of-pocket expenses in so doing.

SHAREHOLDER PROPOSALS

     In order to be eligible for inclusion in the Company's proxy material for the 2005 Annual Meeting of Shareholders, shareholders' proposals to take action at such meeting must comply with applicable SEC rules and regulations, must be directed to the Secretary of the Company at its offices set forth on page 1 of this proxy statement, and must be received by the Company not later than
February   , 2005.

MISCELLANEOUS

     A copy of the Company's 2004 Annual Report to Shareholders either has previously been mailed to you or is being mailed with this proxy statement but is not to be regarded as proxy solicitation material.

     THE COMPANY, UPON REQUEST, WILL FURNISH TO RECORD AND BENEFICIAL HOLDERS OF ITS COMMON STOCK, FREE OF CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K (INCLUDING FINANCIAL STATEMENTS AND SCHEDULES BUT WITHOUT EXHIBITS) FOR FISCAL 2004. COPIES OF EXHIBITS TO THE FORM 10-K ALSO WILL BE FURNISHED UPON REQUEST AND THE PAYMENT OF A REASONABLE CHARGE. ALL REQUESTS SHOULD BE DIRECTED TO THE INVESTOR RELATIONS DEPARTMENT OF THE COMPANY AT THE OFFICES OF THE COMPANY SET FORTH ON PAGE 1 OF THIS PROXY STATEMENT.

                                          By order of the Board of Directors,

                                          Michael K. Prescott, Vice President,
                                          Deputy General Counsel and Assistant
                                          Secretary

       , 2004

                                   APPENDIX A

                           GTECH HOLDINGS CORPORATION

                            AUDIT COMMITTEE CHARTER

PURPOSE

     The purpose of the Audit Committee (also referred to below as the "Committee") is to:

          (i) assist the Board of Directors (the "Board") of GTECH Holdings Corporation (the "Company") in discharging its oversight responsibility relating to: (A) the accounting, reporting, and financial practices of the Company and its subsidiaries, including the integrity of the Company's financial statements; (B) the administration of the Company's financial controls and the Company's compliance with legal and regulatory requirements; (C) the outside auditor's qualifications and independence; and (D) the performance of the Company's Internal Audit Department, and the Company's outside auditor;

          (ii) prepare the report required by the rules of the Securities and Exchange Commission ("SEC") to be included in the Company's annual proxy statement; and

          (iii) assist the Board respecting such other matters as may be delegated to the Committee from time to time.

COMPOSITION

     The Board shall appoint an Audit Committee of at least three members, consisting entirely of independent directors of the Board, and shall designate one member as chairperson. For purposes hereof, the term "independent director" shall mean a director who meets the SEC and New York Stock Exchange ("NYSE") definitions of "independence," as determined by the Board. Each member of the Committee must be financially literate and at least one member must be an "audit committee financial expert," as defined by SEC rules and as determined by the Board. Once appointed, members of the Committee shall serve (unless the Board otherwise determines) until the Board meeting immediately following the next annual meeting of the Company's shareholders, or until their respective successors are appointed.

     Members may not serve on the audit committees of more than three public companies at one time, without the prior approval of the Board.

RESPONSIBILITIES AND PROCESSES

     The Audit Committee shall generally endeavor to help set the overall "tone" for quality financial reporting, sound business practices and ethical behavior by the Company. Among its specific duties and responsibilities, the Committee shall, in accordance with all applicable SEC, NYSE and other requirements:

          (i) be directly responsible, in its capacity as a committee of the Board, for the appointment, compensation, retention and oversight of the work of the outside auditor. In this regard, the Audit Committee shall appoint and retain, subject to ratification by the Company's shareholders, or terminate, when appropriate, the outside auditor, which shall report directly to the Committee;

          (ii) obtain and review, at least annually, a report by the outside auditor describing: the internal quality-control procedures respecting the outside auditor's business and operations; and any material issues raised by the most recent internal quality-control review, or peer review, of the outside auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues;

          (iii) approve in advance all audit engagement services and the terms of all audit and permissible non-audit services to be provided by the outside auditor;

          (iv) establish policies and procedures for the engagement of the outside auditor to provide permissible non-audit services, which shall include pre-approval of all permissible non-audit services to be provided by the outside auditor;

          (v) at least annually, obtain and review a report by the outside auditor describing any relationships between the outside auditor and the Company or any other relationships that may adversely affect the independence of the auditor; and discuss with the outside auditor any such disclosed relationships and their impact on the auditor's independence;

          (vi) having taken into account the opinions of the Company's management and Internal Audit Department, consider, at least annually and in light of the reports by the outside auditor described in Sections 3(ii) and 3(v), the qualifications, performance and independence of the outside auditor, including, in such connection, a review and evaluation of the lead partner of the outside auditor and an analysis as to whether the outside auditor's performance of permissible non-audit services, if any, is compatible with the auditor's independence; and thereafter, the Audit Committee shall present its conclusions with respect to the outside auditor to the full Board;

          (vii) review and discuss with the outside auditor: (A) the scope of the audit, the results of the annual audit examination by the auditor, any difficulties the auditor encountered in the course of its audit work, including any restrictions on the scope of the outside auditor's activities or on access to requested information, any significant disagreements with management, and any other matters described in Statement of Auditing Standards ("SAS") No. 61 (which requires the outside auditor to discuss a number of matters with the Audit Committee); (B) any reports of the outside auditor with respect to interim periods, and (C) the responsibilities, budget and staffing of the Company's Internal Audit Department;

          (viii) at least annually, prior to the filing of the Company's Annual Report on Form 10-K (or the distribution of the annual report to shareholders, if distributed prior to the filing of the Form 10-K), obtain and review a report by the outside auditor describing:

             (A) all critical accounting policies and practices;

             (B) all alternative treatments of financial information within generally accepted accounting principles ("GAAP") that have been discussed with Company management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the outside auditor; and

             (C) other material written communications between the outside auditor and Company management, such as any management letter or schedule of unadjusted differences;

          (ix) review and discuss with management and the outside auditor, prior to filing with the SEC the Company's Annual Report on Form 10-K, the annual audited financial statements of the Company including with respect to: (A) the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations,"; (B) the steps that the Company is taking to review and assess its internal control over financial reporting in anticipation of filing the "internal control of management" report; (C) major issues regarding the Company's accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; (D) analyses prepared by management and/or the outside auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effect of alternative GAAP methods on the financial statements; (E) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and (F) the transparency of the disclosures in the financial statements. In addition, the Audit Committee shall review the results of the annual audit and consider with the outside auditors any other matters required to be discussed under professional standards;

          (x) review and discuss with management and the outside auditor, prior to filing with the SEC the Company's Quarterly Report on Form 10-Q, the quarterly financial statements of the Company, including with respect to:
     (A) "Management's Discussion and Analysis of Financial Condition and Results of Operations"; (B) the results of the quarterly review; (C) the transparency of the disclosures in the financial statements; and (D) any other matters required to be communicated to the Audit Committee under generally accepted auditing standards;

          (xi) review with management, the Company's Internal Audit Department and the outside auditors the quality, adequacy and degree of aggressiveness or conservatism of the accounting principles and estimates used or proposed to be used by the Company;

          (xii) recommend to the Board, based on the review and discussion described in paragraphs (v)-(xi) above, whether the audited financial statements should be included in the Company's Annual Report on Form 10-K (or in the annual report to the Company's shareholders, if distributed prior to the filing of such Form 10-K);

          (xiii) review with management, the Internal Audit Department and the outside auditors, and discuss the adequacy and effectiveness of the Company's internal controls (with particular emphasis on the scope and performance of the Internal Audit Department, including the adequacy of the Internal Audit Department's staffing, its degree of independence and its access to and cooperation from the highest levels of management in the performance of its duties), including any significant deficiencies or material weaknesses in internal controls and significant changes in such controls reported to the Audit Committee by the outside auditor or management;

          (xiv) review and discuss the adequacy and effectiveness of the Company's disclosure controls and procedures, internal control over financial reporting, and management reports thereon;

          (xv) review and discuss with the head of the Internal Audit Department, the scope and results of the internal audit plan;

          (xvi) work to resolve any disagreements between management and the outside auditors regarding financial reporting;

          (xvii) prepare the audit committee report required by the rules of the SEC to be included in the Company's annual proxy statement;

          (xviii) review and discuss corporate policies with respect to earnings press releases (paying particular attention to any use of "pro forma" or "adjusted" non-GAAP information), as well as financial information and earnings guidance provided to analysts and ratings agencies;

          (xix) review and discuss with the Company's management all areas of material financial risk exposure, including the risk of fraud, and the steps taken to monitor and manage these risks, including: (A) at least annually, in respect of all guidelines and policies which govern the Company's risk assessment and risk management processes, and (B) as soon as practicable after the start of each fiscal year, in respect of the Company's Internal Audit Department's annual risk assessment process and annual audit plan for such fiscal year (with regular status updates thereafter);

          (xx) establish procedures for handling complaints regarding accounting, internal accounting controls and auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters;

          (xxi) establish policies for the hiring of employees and former employees of the outside auditor;

          (xxii) determine that the outside auditor has a process in place to address the rotation of the lead audit partner and the other audit partners serving the account, as required by relevant SEC rules; and

          (xxiii) evaluate, at least annually, the performance of the Committee, and assess the adequacy of the Committee Charter.

INVESTIGATIONS; ACCESS; CONSULTANTS AND ADVISORS

     The Audit Committee is empowered to investigate any matter brought to its attention and shall have full access to all books, records, facilities and personnel of the Company. The Audit Committee shall have the sole authority to retain (including the sole authority to approve fees and other retention terms) and terminate such consultants and other advisors as it determines is appropriate to assist the Committee in the performance of its functions. The Committee shall receive appropriate funding from the Company, as determined by the Committee, for the payment of fees to any such consultants and advisors.

OPERATIONAL MATTERS

     The Audit Committee shall meet at such times, either in person or telephonically, and at such places as the Committee shall determine. The Audit Committee shall meet separately in executive session, periodically, with each of management, the head of the Internal Audit Department of the Company and the outside auditor. The Audit Committee shall report periodically to the Board concerning the material activities of the Committee. The majority of the members of the Committee shall constitute a quorum. The Audit Committee may delegate its pre-approval responsibilities (described above in Section (iii) under "Responsibilities and Processes") to a subcommittee consisting of one or more members of the Committee, in which case such subcommittee shall report to the full Committee with regard to any pre-approval granted, or other action taken, not later than the next Committee meeting thereafter.

Approved April 6, 2004

                                   APPENDIX B

                           GTECH HOLDINGS CORPORATION

                       2004 EMPLOYEE STOCK PURCHASE PLAN

1.  PURPOSE

     The GTECH Holdings Corporation (the "Company") 2004 Employee Stock Purchase Plan (the "Plan") is intended to provide eligible Company and GTECH Corporation employees who wish to become shareholders (or increase their shareholdings) in the Company with a convenient method of doing so. It is believed that employee participation in ownership of the equity of the Company will be to the mutual benefit of the employees and the Company.

     The Company intends to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

     The Company's Board of Directors (the "Board") may, from time to time, approve participation in the Plan by employees of any subsidiary corporation of the Company (as defined in Section 424(f) of the Code).

2.  DEFINITIONS.

     2.1 "Account" shall mean the funds accumulated with respect to a Participant as a result of deductions from his paycheck or as a result of the Participant making contributions to the Plan in the manner authorized by the Administrator ("authorized contribution") for the purpose of purchasing stock under the Plan. The accumulated funds shall also include interest accumulated during the offering period in jurisdictions, where interest is payable under a governing law of a jurisdiction or pursuant to any regulation, declaration, exemptions or instruments issued under such a law. The funds allocated to a Participant's account shall remain the property of the Participant at all times and may not be commingled with the general funds of the Company.

     2.2 "Administrator" shall mean the Compensation Committee or other person(s) or entity delegated the responsibility by the Board of administering the Plan.

     2.3  "Base pay" means regular straight time earnings.

     2.4 "Closing Price" shall mean, as of a particular Trading Day, the closing price of Shares (or the closing bid, if no sales were reported) as quoted on the New York Stock Exchange as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable.

     2.5 "Designated Subsidiaries" shall mean all Company subsidiaries, as defined in Section 424(f) of the Code, whose Employees have been designated by the Board, in its sole discretion, as eligible to participate in the Plan.

     2.6 "Eligible Employee" shall mean any employee of the company or a Designated Subsidiary except (a) employees whose customary employment is less than 20 hours per week, and (b) employees whose customary employment is for not more than five months in any calendar year; provided, that in case of employees of the Company or Designated Subsidiaries that are located outside the United States, "Eligible Employee" shall mean any full or part time employee of such Company or Designated Subsidiary who shall be eligible to participate in the Plan as required by the applicable law of such country or countries outside the United States.

     2.7 "Employer" means, individually and collectively, the Company and the Designated Subsidiaries.

     2.8 "Enrollment Period" shall mean the time period defined by the Administrator during which Eligible Employees may elect to participate in the Plan.

     2.9 "Exercise Date" shall mean the last Trading Day of an Offering Period, or the earliest date thereafter as is administratively feasible.

     2.10 "Grant Date" shall mean the first Trading Day of an Offering Period, or the earliest date thereafter as is administratively feasible.

     2.11 "Offering Period" shall mean each consecutive six (6) calendar month period during which Participants in the Plan authorize payroll deductions or make authorized contributions to fund the purchase of Shares on their behalf under the Plan.

     2.12 "Plan Broker" shall mean the stock brokerage or other financial services firm designated by the Administrator to account for and/or hold each Participant's Shares, dividends, and distributions.

     2.13 "Purchase Price" shall mean, for each Share purchased in accordance with Section 5 hereof, an amount equal to the lesser of:

          (i) 85% of the Closing Price of a Share on the first Trading Day of each Offering Period, or the earliest date thereafter as is administratively feasible, or

          (ii) 85% of the Closing Price of a Share on the last Trading Day of each Offering Period, or the earliest date thereafter as is administratively feasible.

     2.14 "Shares" means the Company's authorized but unissued or reacquired as Treasury shares of $.01 par value common stock.

     2.15 "Trading Day" shall mean a day on which the New York Stock Exchange is open for trading.

3.  PARTICIPATION

     3.1 Subject to rules established by the Administrator from time to time, an Eligible Employee may elect to participate in the Plan by entering into a written subscription agreement with an Employer during an Enrollment Period authorizing payroll deductions or making authorized contributions, as a whole percentage of the Eligible Employee's Base Pay up to a maximum of 10% of Base Pay ("Participant").

     3.2 All payroll deductions made for or authorized contributions by a Participant shall be credited to said Participant's Account and will not be credited with any interest except where interest is payable under a governing law of a jurisdiction or pursuant to any regulation, declaration, exemptions or instruments issued under such a law.

     3.3. Once a Participant has elected to participate in the Plan, that Participant's written subscription agreement shall apply to all subsequent Offering Periods unless and until the Participant ceases to be an Eligible Employee, withdraws from participation in the Plan or modifies said written subscription agreement, provided, however, that during an Offering Period a Participant may not alter the rate of his payroll deductions or authorized contributions for that Offering Period, except as set forth in Section 3.5 below.

     3.4 Subject to Section 3.5 below, a Participant may authorize an increase or decrease in the amount of payroll deduction or authorized contribution, as a whole percentage of the Participant's Base Pay up to a maximum of 10% of Base Pay, effective for a subsequent Offering Period, by submitting a new written payroll deduction authorization and/or subscription agreement during the Enrollment Period for the relevant Offering Period, in accordance with rules and procedure established by the Administrator.

     3.5 Notwithstanding Section 3.4, a Participant may only modify his or her participation in the Plan, including without limitation altering the rate of or discontinuing payroll deduction or authorized contribution, withdrawing from participation in the Plan or re-entering the Plan, ONCE during each Offering Period. Any modification by a Participant of his or her participation in the Plan or transfer of Shares purchased under the Plan shall be done in compliance with the Company's policies regarding insider trading, as such policies may be changed from time to time.

4.  GRANTING OF OPTION.

     On each Grant Date each Participant shall be granted an option to purchase, at the end of the relevant Offering Period, that number of Shares (including fractions thereof) equal to the amount in the Participant's

Account at the end of the relevant Offering Period divided by the Purchase Price for the relevant Offering Period.

5.  EXERCISE OF OPTION.

     5.1 On each Exercise Date each Participant who continues to be an Eligible Employee on such Exercise Date and who has not withdrawn from the Plan pursuant to Section 8 hereof, shall be deemed to have exercised his option on such date and shall be deemed to have purchased from the Company that number of Shares (including fractions thereof) equal to the amount in the Participant's Account at the end of the relevant Offering Period divided by the Purchase Price for the relevant Offering Period. Any amount remaining in a Participant's Account after the purchase of Shares as above, shall at the election of the Participant be refunded to the Participant or be retained in the Participant's Account for the subsequent Offering Period.

     5.2 The Shares purchased on behalf of each Participant shall be deposited directly into a brokerage account which the Company shall establish for the Participant at a Company-designated brokerage firm. The account will be known as the ESPP Broker Account.

     5.3 The Shares purchased by a Participant on any applicable Exercise Date shall not be subject to sale or other transfer by the Participant until the one-year anniversary date of that Exercise Date ("Restriction Period"). Notwithstanding the foregoing, if prior to the expiration of the Restriction Period, the Participant leaves the employment of the Company for any reason, including death, disability, termination or retirement, the Restriction Period shall immediately lapse and the Shares may be transferred in accordance with
Section 11 of the Plan. In the event that prior to the expiration of the Restriction Period the Participant withdraws from the Plan for reasons other than separation from employment, the Shares shall continue to be restricted from sale or other transfer until the expiration of the Restriction Period.

6.  LIMITATIONS ON RIGHTS.

     6.1 An employee who otherwise is an Eligible Employee shall not be entitled to be granted an option to purchase Shares under the Plan if such grant would cause such Eligible Employee to own Shares (including any Shares which would be owned if such Eligible Employee purchased all of the Shares made available for purchase by such Eligible Employee under all purchase rights then held by such Eligible employee, whether or not then exercisable) representing five percent (5%) or more of the total combined voting power or value of each class of stock of the Company or any subsidiary. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code (relating to attribution of stock ownership) shall apply, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

     6.2 An employee who otherwise is an Eligible Employee shall not be entitled to purchase Shares under the Plan if such purchase would cause such Eligible Employee to have rights to purchase more than $25,000 of Shares under the Plan (and under all employee stock purchase plans of the Company and its subsidiary corporations which qualify for treatment under Section 423 of the
Code) for any calendar year in which such rights are outstanding (based on the fair market value of such Shares, determined as of the date such rights are granted). For purposes of applying the $25,000 limitation, the number of Shares covered by one option may not be carried over to any other option.

7.  NUMBER OF SHARES TO BE OFFERED.

     7.1 The aggregate number of Shares which may be issued under the Plan is 650,000 Shares.

     7.2 In the event the number of Shares to be purchased by Participants during any Offering Period exceeds the number of shares available for sale under the Plan, the number of Shares actually available for sale hereunder shall be limited to the remaining number of Shares authorized for sale hereunder and the

Administrator shall make a pro rata allocation of the Shares remaining available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable. Any excess amounts remaining in Participants' Accounts then shall be returned to the Participants as soon as is administratively feasible.

8.  WITHDRAWAL.

     8.1 A Participant may at any time withdraw from the Plan by giving written notice to the Administrator.

     8.2 Separation from employment for any reason, including death, disability, termination or retirement, shall be treated as a withdrawal from the Plan.

     8.3 A Participant who ceases to be an Eligible Employee shall be deemed to have withdrawn from the Plan at such time as he ceases to be an Eligible Employee.

     8.4 At the time of withdrawal, any amount in the Participant's Account which has not previously been used to purchase Shares will be refunded to the Participant as soon as practicable thereafter.

     8.5 To re-enter the Plan, an Eligible Employee who has previously withdrawn must submit a new written subscription agreement pursuant to Section
3.1 above.

9.  RIGHTS NOT TRANSFERABLE.

     Neither payroll deductions nor authorized contributions made by a Participant, nor any rights with regard to the exercise of an option or to receive stock, nor any rights to a return of payroll deductions nor authorized contributions under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant other than pursuant to the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect.

10.  CHANGES IN CAPITALIZATION.

     In the event of reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, offerings of rights, or any other change in the structure of the common stock of the Company, the Board may make such adjustment, if any, as it may deem appropriate, and in accordance with Section 424 of the Code, in the number, kind, and the price of shares available for purchase under the Plan, and in the number of Shares which a Participant is entitled to purchase.

11.  TRANSFERRING SHARES.

     11.1 Prior to undertaking a disposition (as that term is defined in Section 424(c) of the Code) of the Shares in his ESPP Broker Account, whether by sale, exchange, gift or other transfer of legal title (such disposition hereinafter referred to as a "Disposition"), a Participant shall provide written notice of such intended Disposition to BOTH the Vice President and Treasurer of the Company or his designee AND to the Senior Vice President and General Counsel or his designee, such notices to be by personal delivery, email, or fax with confirmation of receipt. The Company shall then have a right to purchase said Shares from the Participant at the Closing Price on the date on which the notice of intended Disposition is received (or if said date is not a Trading Day, on the next Trading Day), provided that the Company notifies the Participant of its desire to purchase said Shares within one (1) business day of receipt of the notice from Participant. If the Company fails to notify the Participant of its wish to purchase the shares within said period, then the Participant shall be free to undertake a Disposition of the Shares.

     11.2 Subject to Section 5.3 and Section 11.1, a Participant shall be free to undertake a Disposition of the Shares in his ESPP Broker Account at any time, whether by sale, exchange, gift, or other transfer of legal title, but in the absence of such Disposition of the Shares, the Shares must remain in the Participant's ESPP Broker Account until the holding period set forth in Section 423(a) of the Code has been satisfied. With respect to Shares for which the
Section 423(a) holding period has been satisfied, the Participant may move those Shares to another brokerage account of Participant's choosing or request that a stock certificate be issued to him.

     11.3 A Participant who is not subject to payment of U.S. income taxes may move his Shares to another brokerage account of his choosing or request that a stock certificate be issued and delivered to him at any time, without regard to the satisfaction of the Section 423(a) holding period.

     11.4 The Plan is intended to provide common stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his own affairs. Subject to Sections 3.5, 5.3 and
11.1 above, an employee, therefore, may sell stock purchased under the Plan at any time he chooses, subject to compliance with any applicable Federal or state securities laws. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

12.  ADMINISTRATION.

     The Administrator is vested with full authority to make, administer, and interpret such rules and regulations as it deems necessary to administer the Plan, including, but not limited to, determining the maximum number of shares that may be purchased by each Participant during an Offering Period, and any determination, decision, or action of the Administrator in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive, and binding upon all Participants and any and all persons claiming under or through any Participant.

13.  TERM OF PLAN.

     13.1 The Plan will become effective as of August 1, 2004, or as soon as administratively practicable thereafter, subject, however, to approval by the holders of at least a majority of the Common Stock present or represented, and entitled to vote, at a special or annual meeting of the stockholders at which a quorum is present held within twelve (12) months before or after May 25, 2004 (the date the Plan was approved by the Board). If the Plan is not so approved, the Plan shall not become effective.

     13.2 The Board shall have the right to amend, modify, or terminate the Plan at any time without notice, provided that no employee's existing rights with respect to any then current Offering Period may be adversely affected thereby, and provided further that (i) no such amendment of the Plan shall, except as provided in Section 10, increase the total number of Shares to be offered under the Plan unless shareholder approval is obtained therefor, and
(ii) no amendment may cause an option issued under it to fail to meet the requirements of Section 423 of the Code.

     13.3  This Plan shall terminate at the earliest of:

          (i) August 31, 2009;

          (ii) the date the Board acts to terminate the Plan in accordance with
     Section 13.2;

          (iii) the date when the total number of Shares to be offered under this Plan, as set forth in Section 7, have been purchased.

14.  RIGHTS AS A STOCKHOLDER.

     A Participant shall have no interest or voting right in any Shares until such Shares have been actually purchased in accordance with Section 5.

15.  GOVERNMENT REGULATION.

     The Company's obligation to sell and deliver Shares under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such Shares.

16.  MISCELLANEOUS.

     16.1 The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant's estate and the executors, administrator or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such employee.

     16.2 Delaware law shall govern all matters relating to this Plan except to the extent it is superseded by federal law.

                                   APPENDIX C

                           GTECH HOLDINGS CORPORATION

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

     GTECH Holdings Corporation, a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of GTECH Holdings Corporation (the "Corporation") duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and placing consideration thereof before the stockholders of said corporation. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the Board of Directors declares that it is advisable to amend Article FOURTH of the Corporation's Certificate of Incorporation as follows:

             Amend Article FOURTH by replacing the first paragraph of Article FOURTH with the following:

             FOURTH: The total number of shares of capital stock that the Corporation shall have authority to issue is 200,000,000 shares of common stock, par value $.01 per share (the "Common Stock") and 20,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock").

     SECOND That the shareholders of the Corporation duly approved and adopted such amendment by a vote of the holders of a majority of the shares of outstanding stock of the Corporation entitled to vote thereon at a duly called
meeting of shareholders duly held on           , 2004, upon notice in accordance
with Section 222 of the DGCL.

     THIRD: That the amendment to the Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to
be executed and attested thereto on this           day of           , 2004.
                                    GTECH HOLDINGS CORPORATION

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

ATTEST:

------------------------------------
Name:
Title:

                          -- DETACH PROXY CARD HERE --

--------------------------------------------------------------------------------

[ ]       PLEASE SIGN, DATE AND RETURN
          THE PROXY CARD PROMPTLY
          USING THE ENCLOSED ENVELOPE.

          [X]
VOTES MUST BE INDICATED
(X) IN BLACK OR BLUE INK.

(1) Election of Christine M. Cournoyer, Robert M. Dewey, Jr. and Philip R. Lochner, Jr. as directors of GTECH Holdings Corporation for a three-year term of office expiring in 2007.

       VOTE FOR         WITHHOLD AUTHORITY      VOTE FOR ALL, EXCEPT FOR
     ALL NOMINEES        FOR ALL NOMINEES       THE FOLLOWING NOMINEE(S)

          [ ]                   [ ]                       [ ]

(Insert the name(s) of the nominee(s) for whom you do not wish to vote in the space provided.)

                                                     FOR     AGAINST     ABSTAIN

(2)   Approval of the GTECH Holdings Corporation     [ ]       [ ]         [ ]
      2004 Employee Stock Purchase Plan.

(3)   Approval of the amendment to the Certificate   [ ]       [ ]         [ ]
      of Incorporation of GTECH Holdings Corporation to increase the number of authorized shares of Common Stock $.01 par value from 150,000,000 to 200,000,000.

(4)   Ratification of Ernst & Young LLP,             [ ]       [ ]         [ ]
      independent certified public accounts,
      as auditors for the fiscal year ending
      February 26, 2005.

(5) In their discretion, on such other business as may properly come before the Meeting.

            To change your address, please mark this box.      [ ]

            To include any comments, please mark this box.     [ ]

      --------------------------------------------------------------------------

      S  C  A  N     L  I  N  E

      --------------------------------------------------------------------------

      Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign name by authorized person

Date                    Share Owner sign here        Co-Owner sign here

-----------------       -----------------------      ---------------------------

                                      PROXY

                           GTECH HOLDINGS CORPORATION

                 ANNUAL MEETING OF SHAREHOLDERS, AUGUST 2, 2004

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints MICHAEL K. PRESCOTT, MARC A. CRISAFULLI and DENISE M. OGILVIE and each or any of them as Proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as specified on the reverse side, all of the shares of Common Stock of GTECH HOLDINGS CORPORATION, held of record by the undersigned on June 11, 2004, at the Annual Meeting of Shareholders of GTECH Holdings Corporation to be held August 2, 2004, and at any adjournment thereof.

         The Board of Directors recommends a vote FOR Proposal No. 1, FOR Proposal No. 2, FOR Proposal No 3 and FOR Proposal No. 4. This Proxy, when properly executed, will be voted as specified on the reverse side. THIS PROXY WILL BE VOTED FOR PROPOSAL NO. 1, FOR PROPOSAL NO. 2, FOR PROPOSAL NO. 3 AND FOR PROPOSAL NO. 4 IF NO SPECIFICATION IS MADE.

                      (Continued and to be dated and signed on the reverse side)

                                GTECH HOLDINGS CORPORATION
                                P.O. BOX 11349
                                NEW YORK, N.Y. 10203-0349